                                                                     EXHIBIT 2.1


                         AGREEMENT OF PURCHASE AND SALE

                               DATED JUNE 20, 2000

                                     BETWEEN

                          PACIFIC GULF PROPERTIES INC.

                                       AND

                       CALWEST INDUSTRIAL PROPERTIES, LLC

                                TABLE OF CONTENTS

ARTICLE I  PURCHASE AND SALE OF PROPERTY.........................................................................1
         Section 1.1       Sale..................................................................................1
         Section 1.2       Deposit; Purchase Price...............................................................2
         Section 1.3       Adjustments to Purchase Price.........................................................3
         Section 1.4       Material Adverse Matters..............................................................5
         Section 1.5       Partnership Properties................................................................6
         Section 1.6       Ground Leases.........................................................................7
         Section 1.7       Right of First Refusal Properties.....................................................8
         Section 1.8       Deferred Properties...................................................................8

ARTICLE II  REPRESENTATIONS AND WARRANTIES; BUYER'S EXAMINATION.................................................10
         Section 2.1       Representations and Warranties of the Seller.........................................10
         Section 2.2       Representations and Warranties of the Buyer..........................................12
         Section 2.3       Survival of Representations and Warranties; Limitations..............................13
         Section 2.4       The Buyer's Independent Investigation................................................14
         Section 2.5       Release..............................................................................16
         Section 2.6       Release Related to General Physical Items and ADA....................................17
         Section 2.7       Survival.............................................................................17

ARTICLE III  TITLE..............................................................................................18
         Section 3.1       Conditions of Title..................................................................18
         Section 3.2       Evidence of Title....................................................................19
         Section 3.3       Cost of Title and Other Closing Costs................................................19

ARTICLE IV  RISK OF LOSS; INSURANCE PROCEEDS; SUBSEQUENT  MATERIAL ADVERSE MATTERS..............................20
         Section 4.1       Minor Loss...........................................................................20
         Section 4.2       Major Loss...........................................................................20
         Section 4.3       Minor Loss - Subsequent Material Adverse Matter......................................21
         Section 4.4       Major Loss - Subsequent Material Adverse Matter......................................21
         Section 4.5       Certain Procedures...................................................................21

ARTICLE V  BROKERS AND EXPENSES.................................................................................22
         Section 5.1       Brokers..............................................................................22
         Section 5.2       Expenses.............................................................................22

ARTICLE VI  COVENANTS...........................................................................................22
         Section 6.1       Maintenance, Leasing and Sale of the Properties......................................22
         Section 6.2       Assumption of Mortgages..............................................................24
         Section 6.3       Service Contracts....................................................................24
         Section 6.4       Tenant Notices; Estoppels............................................................25
         Section 6.5       Solicitation; Negotiations...........................................................25
         Section 6.6       Proxy Statement; Meeting of Stockholders.............................................26
         Section 6.7       No Employees.........................................................................27
         Section 6.8       Management Agreement.................................................................27


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

ARTICLE VII  CLOSING AND ESCROW.................................................................................27
         Section 7.1       Escrow Instructions..................................................................27
         Section 7.2       Closing..............................................................................27
         Section 7.3       Deposit of Documents.................................................................27
         Section 7.4       Further Efforts......................................................................30
         Section 7.5       Prorations...........................................................................30

ARTICLE VIII  CONDITIONS TO CLOSING.............................................................................31
         Section 8.1       Conditions to Each Party's Obligations to Effect the Closing.........................31
         Section 8.2       Conditions to the Obligations of the Seller..........................................31
         Section 8.3       Conditions to the Obligations of the Buyer...........................................32

ARTICLE IX  TERMINATION.........................................................................................33
         Section 9.1       Termination..........................................................................33
         Section 9.2       Effect of Termination................................................................35
         Section 9.3       Fees and Expenses....................................................................35
         Section 9.4       Termination after the Closing........................................................37
         Section 9.5       Effect of Termination after the Closing..............................................38

ARTICLE X  MISCELLANEOUS........................................................................................40
         Section 10.1      Notices..............................................................................40
         Section 10.2      Entire Agreement.....................................................................41
         Section 10.3      Entry and Indemnity..................................................................41
         Section 10.4      Time.................................................................................42
         Section 10.5      Attorneys' Fees......................................................................42
         Section 10.6      Assignment...........................................................................42
         Section 10.7      Counterparts.........................................................................42
         Section 10.8      Governing Law........................................................................42
         Section 10.9      Confidentiality and Return of Documents..............................................42
         Section 10.10     Interpretation of Agreement..........................................................43
         Section 10.11     Limited Liability....................................................................43
         Section 10.12     Amendments...........................................................................43
         Section 10.13     No Recording.........................................................................43
         Section 10.14     Drafts Not an Offer to Enter Into a Legally Binding Contract.........................43
         Section 10.15     No Partnership.......................................................................44
         Section 10.16     Survival.............................................................................44
         Section 10.17     Oregon Statutory Disclaimer..........................................................44
         Section 10.18     Survival of Article X................................................................44
         Section 10.19     Delivery Items.......................................................................44
         Section 10.20     Intent to Transfer Industrial Portfolio..............................................45
         Section 10.21     Defined Terms........................................................................45

                         AGREEMENT OF PURCHASE AND SALE


         This Agreement of Purchase and Sale ("Agreement"), dated June 20, 2000, is between Pacific Gulf Properties Inc. (the "Seller"), and CalWest Industrial Properties, LLC ("the Buyer"). The definition of certain capitalized terms used herein, as well as the location of the definition of other capitalized terms used herein, are set forth in Section 10.19 hereof.

                                    ARTICLE I

                          PURCHASE AND SALE OF PROPERTY

         SECTION 1.1 SALE.

                  (a) The Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein:

         (i) certain parcels of real property, together with any and all rights, privileges and easements appurtenant thereto owned by the Seller, which includes, without limitation, the ground lessee's interest in certain ground leases therein, as described on EXHIBIT B (each, a "Ground Lease," and collectively the "Ground Leases") and all improvements, buildings, systems, fixtures, water and water rights located therein or thereon owned by the Seller, which real property is more particularly described in EXHIBIT A attached hereto (the legal descriptions included in EXHIBIT A being subject to the Buyer's review and confirmation during the Diligence Period) and made a part hereof (each, a "Real Property" and collectively the "Real Properties"); provided, however, that in the case of Real Properties subject to Ground Leases, the term Real Property shall refer to the Seller's ground leasehold interest in the real property covered thereby and the Seller's fee simple interest in the improvements on such real property);

         (ii) The Seller's interest in all tenant leases and any other occupancy agreements (including, without limitation, any telecommunications licenses or agreements, signage agreements or billboard agreements applicable to the Properties and any subleases under the Ground Leases) (each, a "Lease" and collectively the "Leases") affecting the right to occupy any portion of the Real Properties;

         (iii) The Seller's interest in any intangible personal property now or hereafter used in connection with the operation, maintenance, management, or occupancy of the Real Properties, including, without limitation, (a) the Seller's interest in all permits, approvals, development rights, air rights and entitlements, if any, with respect to the foregoing, (b) the Seller's interest in all permits and approvals, if any, with respect to the Development Properties (as defined below), (c) the Seller's interest in any and all warranties and guaranties relating the Properties, (d) the Seller's interest in any stock, warrants or rights to purchase stock or other ownership interests arising out of telecommunication licenses or agreements, and (e) the Seller's interest in any trade names and trademarks associated with the Real Property, provided that the Seller makes no absolutely representation that it has any rights whatsoever with respect to trade names or trademarks and provided that in no event will the Buyer acquire any rights in or to the Seller's name or logo (collectively, the "Intangible Property"); and

         (iv) The Seller's interest in any personal property owned by the Seller, if any, located on the Real Property and used exclusively in the operation or maintenance of the Real Properties including, without limitation all water rights that are personal property under Arizona law, including without limitation all type 2 nonirrigation grandfathered rights (if applicable), all irrigation rights, all ditch rights, right to irrigation district stock, all contracts for effluent, all contracts for Central Arizona Project water, and all other contractual rights to water in or relating to or used in connection with the Properties and all shares of stock evidencing any such water right, but excluding any personal property owned by the Seller and used in the leasing or management offices of the Real Properties (including, without limitation, any vehicles), located on the Real Properties, as the same may be further described in any list which is in the Seller's possession and is furnished to the Buyer within the Diligence Period as defined in Section 1.4(a) below (the "Personal Property").

Each Real Property, the related Leases and the related Intangible Property and Personal Property to be transferred to the Buyer is referred to herein as a "Property," and all are collectively referred to herein as the "Properties."

                  (b) The parties agrees that, within a commercially reasonable time after the Closing (as defined below), the Buyer, at its cost, shall remove from the Properties any name or logo of the Seller (other than in connection with the Seller's role, if any, with respect to the management of the Properties). If the Buyer does not timely remove such names or logos, the Seller shall have the right to enter the Properties, remove such names and logos from the Properties and the Buyer shall be obligated to reimburse the Seller for its expenses related thereto.

         SECTION 1.2 DEPOSIT; PURCHASE PRICE.

                  (a) Within two (2) business days after the execution and delivery of this Agreement by the Buyer and the Seller, the Buyer shall deposit into escrow with First American Title Insurance Company, 1850 Mt. Diablo Boulevard, Suite 300, Walnut Creek, California 94596, Attention: John Wilson, fax number (510) 927-2180 (the "Title Company") an all-cash payment in immediately available funds in the amount of Twenty-Five Million Dollars ($25,000,000) (the "Deposit"). The Deposit shall be invested in investments reasonably approved by both parties and pursuant to escrow instructions consistent with the terms hereof.

                  (b) The purchase price of the Properties is Eight Hundred Eighty-Three Million Five Hundred Thousand Dollars ($883,500,000), subject to adjustment as set forth in Section 1.3 hereof (after giving effect to such adjustments, if any, the "Purchase Price"); the portion of the Purchase Price attributable to each Property (the "Allocated Values") are set forth on EXHIBIT A-1 attached hereto.


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

                  (c)      The Purchase Price shall be paid as follows:

                           (i) Upon the consummation of the purchase and sale of
the Properties (other than Deferred Properties) contemplated hereunder (the "Closing"), the Buyer shall receive a credit towards the Purchase Price in the amount of the sum of (1) an amount equal to the product of (A) a fraction, the numerator of which is the aggregate Allocated Values for all Properties to be purchased at such Closing and the denominator of which is the remainder that results when the aggregate of the Allocated Values of all Deferred Properties that are not purchased at the Closing is subtracted from the aggregate of the Allocated Values of all Properties (giving effect to Section 1.8(c), which provides that Deleted Properties cease to be Properties) and (B) the Deposit, plus interest on such product from the date of placement of the Deposit into escrow to the Closing Date, and (2) the aggregate unpaid principal balance as of the date of Closing of all loans secured by a lien on any of the Properties (a list of all such loans is set forth on EXHIBIT C hereto (the "Loans")) to the extent such Loan is assumed by the Buyer pursuant to Section 6.2 hereof (the parties agree that substantially similar credits will be applied to the purchase price of any Deferred Property that is to be purchased after the Closing using the principles of the foregoing formula).

                           (ii) The balance of the Purchase Price, except for
the Allocated Value of any Deferred Property that is not being purchased by the Buyer at the Closing, shall be paid by the Buyer to the Seller by wire transfer in immediately available funds to the Title Company at the Closing.

                           (iii) The Allocated Value of each Deferred Property
that is not purchased by the Buyer at the Closing shall be paid upon the closing of the purchase of such Deferred Property using the closing procedures set forth in Section 1.8 hereof, including application of the portion of the Deposit applicable thereto.

         SECTION 1.3 ADJUSTMENTS TO PURCHASE PRICE. In addition to the prorations and credits contemplated by Section 7.5 below, the Purchase Price shall be increased or decreased as follows:

                  (a) the Purchase Price shall be decreased by the aggregate amount of the Allocated Values of any Deleted Properties;

                  (b) the Purchase Price shall be increased by the purchase price, as set forth on EXHIBIT A-2 (each, a "Partnership Property Price"), of each Partnership Property that becomes a Property under the terms of Section 1.5 hereof;

                  (c) the Purchase Price shall be increased, with respect to each of the properties identified on EXHIBIT A hereto as "Development Properties" that are not otherwise Deleted Properties or Deferred Properties, by the sum of the following: (i) the purchase price paid by the Seller for each such Development Property (such purchase prices, as agreed by the Buyer and the Seller, are set forth on EXHIBIT D hereto), (ii) the Seller's out-of-pocket third party costs (a summary of such costs to date is set forth on EXHIBIT D hereto), whether expensed or capitalized for financial reporting purposes, for the development of such Development Properties, plus (iii) an amount that would accrue on the amounts set forth in preceding clauses


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

(i) and (ii) at the rate of eleven percent (11%) interest per annum, not compounded, from the date hereof or, if later, the date of expenditure of such costs, through the Closing Date.

                  (d) with respect to the Properties identified on EXHIBIT A hereto as "Fully-Leased Properties" (defined as properties identified on EXHIBIT A hereto as "Fully-Leased Properties" that are not otherwise Deleted Properties or Deferred Properties), if at Closing there exists any rentable square footage that is not subject to a Fully-Paying Executed Lease, then the Purchase Price shall be adjusted as follows (in each case other than any such amounts for which the Buyer has been compensated under Section 4.1, 4.2, 4.3 or 4.4):

                           (i) first, with respect to any Non-Paying Lease in
effect at Closing at a Fully-Leased Property, the Purchase Price shall be decreased by the amount of the Payment Reduction that will apply with respect to periods after the Closing Date, but in no event more than six (6) months; and

                           (ii) second, with respect to any rentable square
footage at a Fully-Leased Property that is not subject to a Fully-Paying Executed Lease or a Non-Paying Lease at Closing, the Purchase Price shall be decreased by the sum of the following items from EXHIBIT E applicable to any of such square footage: (A) pro forma tenant improvements per square foot, (B) leasing commissions per square foot, and (C) six (6) months pro forma base rent per square foot, operating expenses, taxes and assessments that would otherwise be payable by a tenant of such space.

                  (e) with respect to the Property identified on EXHIBIT A hereto as the "Spectrum" (the "Spectrum") (as long as such property is not otherwise a Deleted Property or a Deferred Property), if at Closing the aggregate square footage subject to a Fully-Paying Executed Lease is less than 95% of the total rentable square footage at the Spectrum (such shortfall, the "Spectrum Leased Space Shortfall" (e.g., if the square footage subject to a Fully-Paying Executed Lease is 91% of the total rentable square footage, the Spectrum Leased Space Shortfall shall be 4% of the total rentable square footage)), then the Purchase Price shall be adjusted as follows (in each case other than any such amounts for which the Buyer has been compensated under
Section 4.1, 4.2, 4.3 or 4.4):

                           (i) first, with respect to any square footage, up to
the number of square feet in the Spectrum Leased Space Shortfall, that is subject to a Non-Paying Lease in effect at Spectrum at Closing, the Purchase Price shall be decreased by the amount of the Payment Reduction attributable to such square footage that will apply with respect to periods after the Closing Date, but in no event more than six (6) months; and

                           (ii) second, if the square footage subject to
Non-Paying Leases is less than the Spectrum Leased Space Shortfall (such shortfall, the "Spectrum Vacant/Delinquent Space" (e.g., if, as noted above, the Spectrum Leased Space Shortfall is 4% of total rentable square footage and the square footage subject to Non-Paying Leases is 3% of the total rentable square footage, the Spectrum Vacant/Delinquent Space shall be 1% of the total rentable square footage)), then the Purchase Price shall be decreased by the sum of the following items from EXHIBIT E applicable to the Spectrum Vacant/Delinquent
Space: (A) pro forma tenant improvements per square foot, (B) leasing commissions per square foot, and (C) six (6) months pro forma base rent per square foot, operating expenses, taxes and assessments that would otherwise be payable by a tenant of such space.

                  (f) with respect to any of the Properties being purchased by the Buyer at the Closing other than the Fully-Leased Properties and the Spectrum (the "Partially-Leased Properties"), if at Closing the aggregate square footage subject to a Fully-Paying Executed Lease is less than 92% of the total rentable square footage at the Partially-Leased Properties (such shortfall, the "Partially-Leased Space Shortfall"), then the Purchase Price shall be adjusted as follows (in each case other than any such amounts for which the Buyer has been compensated under Section 4.1, 4.2, 4.3 or 4.4):

                           (i) first, with respect to any square footage, up to
the number of square feet in the Partially-Leased Space Shortfall, that is subject to a Non-Paying Lease in effect at a Partially-Leased Property at Closing, the Purchase Price shall be decreased by the amount of the Payment Reduction attributable to such square footage that will apply with respect to periods after the Closing Date, but in no event more than six (6) months; and

                           (ii) second, if the square footage subject to
Non-Paying Leases is less than the Partially-Leased Space Shortfall (such shortfall, the "Partially-Leased Vacant/Delinquent Space"), then the Purchase Price shall be decreased by $5 for each square foot of Partially-Leased Vacant/Delinquent Space.

                  (g) the Purchase Price shall be decreased by the aggregate amount of the Allocated Values of any Sold Properties (as defined in Section 6.1).

                  (h) if and to the extent that the Seller has failed to timely comply with its obligations under Section 2.6(c), the Purchase Price shall be decreased by the reasonable cost of the aggregate amount of remediation that was required, under Section 2.6(c), to be performed on the Properties by the Seller but was not performed.

         SECTION 1.4 MATERIAL ADVERSE MATTERS.

                  (a) On or prior to the date ninety (90) days from the date hereof (such period, the "Diligence Period"), the Buyer may deliver to the Seller a written notice, such notice to specifically state that such notice constitutes a "Defect Letter" hereunder, specifying any Material Adverse Matters (a "Defect Letter"). The Defect Letter may consist of a written report or notice, provided that it is in accordance with the terms of the preceding sentence, from one of the Buyer's members, officers, employees, advisors, attorneys or consultants. The Buyer's failure to deliver to the Seller on or prior to the close of the Diligence Period a Defect Letter shall be deemed conclusively as the Buyer's confirmation of the absence of any Material Adverse Matters, and the Buyer shall be deemed to be satisfied with, and to have waived objection to, any Code Defect, Environmental Defect, Structural Defect, Title Defect or Zoning Defect other than those specifically set forth in a Defect Letter and other than as contemplated in Sections 4.3 and 4.4.

                  (b) If a Defect Letter is delivered identifying any Material Adverse Matters, the Defect Letter shall set forth: (i) the identity of any Properties as to which the Buyer has identified any Material Adverse Matters, (ii) the nature of the Material Adverse Matters and (iii) a reasonably detailed description of the existence of such Material Adverse Matters.

                  (c) For each Property having a Material Adverse Matter, the Seller shall have the option, exercisable by written notice to the Buyer within ten (10) business days of the Seller's receipt of the Defect Letter, either (i) to treat such Property as a Deleted Property, in which case it shall cease to be a Property, or (ii) to treat such Property as a Deferred Property, in which event the procedures set forth in Section 1.8 shall apply.

                  (d) In the case of Deferred Properties having an Environmental Defect, a Title Defect or a Zoning Defect, subject to Section 9.1(c)(v) and
(vii), the Seller shall bear all costs of remediation of such Material Adverse Matter. In the case of Deferred Properties having a Structural Defect or a Code Defect, subject to Section 9.1(c)(viii), the Buyer and the Seller shall each contribute equal amounts to the remediation of such Material Adverse Matter up to the Shared Remediation Maximum (except for any Structural Defect or Code Defect identified under Sections 4.1 or 4.2, for which the Buyer shall have no obligation to contribute), and the Seller shall bear all remediation costs in excess thereof.

         SECTION 1.5 PARTNERSHIP PROPERTIES.

                  (a) The Buyer and the Seller acknowledge that the parcels of real estate identified on EXHIBIT A-2 hereto as "Partnership Properties") are owned by partnerships of which the Seller is the general partner and that, as set forth on EXHIBIT L hereto, the consent of the limited partners of such partnerships is required to effect the sale of such Partnership Properties. Subject to Section 1.5(b) through (d), between the date hereof and thirty (30) days after the date hereof, the Seller shall use commercially reasonable efforts to obtain all such required consents and to cause such partnerships to sell such Partnership Properties to the Buyer on the terms provided herein. When any Partnership Property becomes a Property under the terms hereof, the Seller shall cause any such partnership to sell such Partnership Property to the Buyer on, and subject to, the terms hereof.

                  (b) Within thirty (30) days after the date hereof, the Seller may give written notice to the Buyer that the Seller has obtained the required consents (such consents to be reasonably satisfactory to the Buyer) with respect to a particular Partnership Property, that such Partnership Property is to become a Property and that the Buyer may begin its diligence with respect to such Partnership Property. If the Seller delivers such a notice with respect to a particular Partnership Property, such Partnership Property shall become a Property to be purchased by the Buyer hereunder at its Partnership Property Price, subject to such Partnership Property being deemed a Deleted Property or a Deferred Property and subject to the other terms and conditions hereof.

                  (c) If, within such thirty (30) days, the Seller does not deliver such a notice with respect to a particular Partnership Property, such Partnership Property shall not become a Property.

                  (d) If the Seller has delivered such a notice with respect to a particular Partnership Property, but such required consents are terminated, cancelled or otherwise negated such that the Seller cannot deliver such Partnership Property for sale to the Buyer prior to the termination hereof, then (i) such Partnership Property shall cease to be a Property, and (ii) the Seller shall reimburse the Buyer for its actual out-of-pocket third party costs with respect to the diligence conducted on such Partnership Property, plus the sum of Ten Thousand Dollars ($10,000) for each such Partnership Property to cover legal and other costs.

                  (e) Notwithstanding the fact that a particular Partnership Property will not constitute a Property unless and until such Partnership Property becomes a Property under Section 1.5(b) hereof, the term "Property" shall be deemed to include the Partnership Properties for purposes of the Seller's representations, warranties, covenants and agreements herein; provided that if at Closing such Partnership Property has not become a Property under
Section 1.5(b) hereof, the term "Property" shall not include such Partnership Property and such Partnership Property shall not be deemed to be a Deleted Property, a Category A Deleted Property or a Category B Deleted Property.

         SECTION 1.6 GROUND LEASES.

                  (a) The Buyer and the Seller acknowledge that the Properties identified on EXHIBIT A hereto as Ground Lease Properties consist of the Seller's interest as a lessee in the Ground Leases and the improvements thereon and that, as set forth on EXHIBIT L hereto, certain ground lessors under such Ground Leases have the right to object to a transfer of the Ground Leases and/or to acquire the Seller's interest in the Ground Lease and the improvements thereon in the event of a proposed sale of such interests by the Seller. Between the date hereof and thirty (30) days after the date hereof, the Seller shall use commercially reasonable efforts to obtain consents and/or waivers of all such rights of first refusal.

                  (b) If, within such thirty (30) days, the Seller obtains the consents and/or waivers of rights of first refusal (such consents and/or waivers to be reasonably satisfactory to the Buyer) with respect to a particular Ground Lease, the Seller will give written notice to the Buyer that such Ground Lease will continue to constitute Property and will be included in the Properties transferred hereunder, subject to such Property being deemed a Deleted Property or a Deferred Property and subject to the other terms and conditions hereof.

                  (c) If, within such thirty (30) days, the Seller does not obtain the consents and/or waivers of rights of first refusal with respect to a particular Ground Lease Property and does not so notify the Buyer, (i) such Ground Lease Property shall be deemed to be a Category A Deleted Property, and
(ii) the Seller shall reimburse the Buyer for its actual out-of-pocket third party costs with respect to the diligence conducted on such Ground Lease Property, plus the sum of Ten Thousand Dollars ($10,000) for each such Ground Lease Property to cover legal and other costs.

                  (d) The parties acknowledge and agree that if one of the two Ground Lease Properties located in Tustin, California becomes a Deleted Property, the other Ground Lease Property so located shall likewise be a Deleted Property.

         SECTION 1.7 RIGHT OF FIRST REFUSAL PROPERTIES.

                  (a) The Buyer and the Seller acknowledge that the Properties identified on EXHIBIT A hereto as Right of First Refusal Properties consist of Properties as to which the Seller has granted a right of first refusal or option to purchase to a tenant or otherwise and that, as set forth on EXHIBIT L hereto, such tenants or other parties may have the right to object to a transfer of the Right of First Refusal Properties and/or to acquire the Seller's interest in the Right of First Refusal Properties in the event of a proposed sale of such interests by the Seller. Subject to Section 1.7(b) through (d), between the date hereof and thirty (30) days after the date hereof, the Seller shall use commercially reasonable efforts to obtain consents and/or waivers in a form reasonably approved by the Buyer and the Title Company of all such rights of first refusal or options to purchase.

                  (b) Within thirty (30) days after the date hereof, the Seller may give written notice to the Buyer that the Seller has obtained the required consents and/or waivers (such consents and/or waivers to be reasonably satisfactory to the Buyer) with respect to a particular Right of First Refusal Property, that such Right of First Refusal Property is to remain a Property and that the Buyer may begin its diligence with respect to such Right of First Refusal Property. If the Seller delivers such a notice with respect to a particular Right of First Refusal Property and such Right of First Refusal Property shall be purchased by the Buyer hereunder at its Allocated Value, subject to such Right of First Refusal Property being deemed a Deleted Property or a Deferred Property and subject to the other terms and conditions hereof.

                  (c) If, within such thirty (30) days, the Seller does not deliver such a notice with respect to a particular Right of First Refusal Property, such Right of First Refusal Property shall be deemed to be a Category A Deleted Property.

                  (d) If the Seller has delivered such a notice with respect to a particular Right of First Refusal Property, but such required consents and/or waivers are terminated, cancelled or otherwise negated such that the Seller cannot deliver such Right of First Refusal Property for sale to the Buyer prior to the termination hereof, then (i) such Right of First Refusal Property shall be deemed to be a Category A Deleted Property, and (ii) the Seller shall reimburse the Buyer for its actual out-of-pocket third party costs with respect to the diligence conducted on such Right of First Refusal Property, plus the sum of Ten Thousand Dollars ($10,000) for each such Right of First Refusal Property to cover legal and other costs.

         SECTION 1.8 DEFERRED PROPERTIES.

                  (a) In the event a Property is proposed by the Seller to be designated as a Deferred Property, the Seller and the Buyer shall use their respective good faith efforts to determine, taking into account, if reasonably necessary, the effect of the Material Adverse Matter upon the future tenancy of the Property subject to the Material Adverse Matter, a plan to cure such Material Adverse Matter (a "Plan"). Each Plan proposed by the Buyer or the Seller shall be reasonably detailed in scope given the nature and extent of the Material Adverse Matter, and shall include any anticipated governmental approvals or closures required and the estimated costs of implementation of such Plan, including the costs of obtaining any required governmental approvals or closures. If the parties do not agree upon such a Plan within ten (10) business days of the receipt by the Buyer of the Seller's election to treat the Property as a Deferred Property under the terms hereof, the Property subject to the Material Adverse Matter shall be treated as a Deleted Property and shall be deemed to be a Category B Deleted Property (with respect to Sections 9.1(c)(v), (vi), (vii) and (viii), the remediation costs for any Material Adverse Matter as to which the parties cannot agree upon a Plan shall be the costs set forth in the Seller's proposed Plan). If the parties reasonably agree that the Material Adverse Matter cannot be fully cured prior to the projected first anniversary of the Closing, the Property subject to the Material Adverse Matter shall be deemed to be a Deleted Property. If the parties do agree upon such a Plan, the Seller shall use commercially reasonable efforts to attempt to cure, in accordance with such Plan, the Material Adverse Matter affecting such Deferred Property during the period ending on the first anniversary of the Closing. If the parties agree that such cure is successfully consummated in accordance with such Plan, then, within thirty (30) days of such cure, but no earlier than the Closing, the Buyer shall be obligated to purchase the cured Deferred Property at its Allocated Value in accordance with the procedures set forth herein (other than timing). If the parties do not agree that any such cure has been successfully consummated in accordance with such Plan, the parties shall refer the matter to arbitration for resolution. The arbitration shall be conducted in Los Angeles, California by three neutral arbitrators acting by majority vote (the "Panel") selected by agreement of the parties or, failing such agreement, appointed pursuant to the commercial arbitration rules of the American Arbitration Association, as amended from time to time (the "AAA Rules"). If an arbitrator so selected becomes unable to serve, his or her successors shall be similarly selected or appointed. The arbitration shall be conducted pursuant to such procedures as the Buyer and the Seller may agree, or, in the absence of or failing such agreement, pursuant to the AAA Rules for large commercial arbitrations. The award shall be in writing and shall specify the factual and legal basis for the award. The Panel shall apportion all costs and expenses of arbitration, including the Panel's fees and expenses and fees and expenses of experts, between the prevailing and non-prevailing party as the Panel deems fair and reasonable. Any arbitration award shall be binding and enforceable against the parties hereto and judgment may be entered thereon in any court of competent jurisdiction.

                  (b) During the period after the Closing, all of the terms and conditions herein shall apply to the extent related to the Deferred Property. In furtherance and not in limitation of the foregoing:

                           (i) Subject to the Maximum Post-Closing Exposure, the
Seller's representations and warranties set forth in Section 2.1 (only insofar as they relate to such Deferred Property) shall survive for a period of six (6) months from the date of closing of the Buyer's purchase of such Deferred Property;

                           (ii) with respect to the period between the
designation of a Property as a Deferred Property and the closing of the Buyer's purchase of such Deferred Property, the covenants set forth herein, including without limitation Article IV and VI, shall apply to the extent related to such Deferred Property;

                           (iii) all of the conditions to closing set forth in
Section 8 shall apply to the extent related to such Deferred Property; and

                           (iv) at any closing of the purchase of a Deferred
Property, the adjustments to the Purchase Price set forth in Section 1.3(d),
(e), (f) and (h) shall apply to the purchase of the Deferred Property as if such Deferred Property were being acquired by the Buyer at the Closing together with all other Properties that have been acquired by the Buyer; provided that the occupancy rates and payment terms of such Deferred Property at the time of its purchase by the Buyer shall be aggregated with the occupancy rates and rent payment terms in effect at the closing(s) of all of other Properties purchased by the Buyer prior thereto.

                  (c) If a Property becomes a Deleted Property, (i) it shall cease to be a Property or a Real Property, (ii) the Buyer and the Seller shall have no further obligation to purchase or sell, respectively, the Deleted Property, and (iii) the Buyer and the Seller shall remain obligated to purchase and sell, respectively, all other Properties in accordance with the terms hereof.

                                   ARTICLE II

               REPRESENTATIONS AND WARRANTIES; BUYER'S EXAMINATION

         SECTION 2.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. Subject to the provisions of Section 2.3 below, the Seller hereby makes the following representations and warranties with respect to the Properties, provided that the Seller makes no representations or warranties with respect to the matters (the "Disclosure Items") which are set forth in SCHEDULE 1 attached hereto and made a part hereof. Notwithstanding anything to the contrary contained herein or in any document delivered in connection herewith, the Seller makes no representations or warranties with respect to the Disclosure Items other than as set forth in
SCHEDULE 1 (any covenants, representations or warranties set forth in SCHEDULE 1 shall be deemed to be covenants, representations or warranties, as the case may be, under this Section 2.1 and shall survive as set forth in Section 2.3). Nothing herein shall prohibit the Buyer from raising an Environmental Defect, a Title Defect, a Code Defect, a Zoning Defect or a Structural Defect with respect to the Disclosure Items. The Seller shall indemnify, hold harmless and defend the Buyer from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and costs) with respect to any claims, liabilities, damages, losses and expenses arising out of any litigation disclosed in SCHEDULE 1 which is an exception to
Section 2.1(j) and with respect to any additional litigation filed prior to Closing against the Properties or the Seller as owner of the Properties or the partnerships as owners of the Partnership Properties (unless any such litigation relates to actions of the Buyer). The foregoing indemnity shall survive the Closing. For purposes of this Agreement and any document delivered at Closing, whenever the phrase "to the best of the Seller's knowledge" or the "knowledge" of the Seller or words of similar import are used, they shall be deemed to refer to the current actual knowledge of Glenn L. Carpenter, the Seller's Chairman of the Board, President and Chief Executive Officer, Donald G. Herrman, the Seller's Executive Vice President, Chief Financial Officer and Secretary, J.R. Wetzel, the Seller's Executive Vice President of Operations and Chief Operating Officer, Robert A. Dewey, the Seller's Senior Vice President of Industrial Operations and Angela M. Wixted, the Seller's Senior Vice President and Treasurer, at the times indicated only and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate.

                  (a) The Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by the Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of the Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of the Seller's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                  (b) The Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") and any related regulations.

                  (c) This Agreement and all documents executed by the Seller which are to be delivered at the Closing (i) have been or will be duly authorized, executed and delivered by the Seller, and (ii) except as set forth on SCHEDULE 1, do not or will not violate any provision of any material agreement or judicial order to which the Seller is a party or to which the Seller or the Properties are subject. Assuming the due authorization, execution and delivery of such documents by the Buyer, this Agreement constitutes (and all other documents executed by the Seller which are to be delivered at the Closing will constitute) the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally or to general principles of equity.

                  (d) Subject to the requisite vote of the Seller's stockholders, the Seller has the power and authority to enter into this Agreement and to perform its obligations hereunder.

                  (e) Copies of the documents evidencing the Loans (the "Loan Documents"), the Leases, Ground Leases and contracts delivered to the Buyer by the Seller are true and accurate copies of such items.

                  (f) The only tenant Leases and amendments thereto in force for the Properties as of June 15, 2000 are listed on EXHIBIT F attached hereto and made a part hereof (such EXHIBIT F being materially consistent with documentation previously delivered by the Seller to the Buyer or the Buyer's representatives). The only tenant Leases executed by the Seller since June 15, 2000 have been in the ordinary course of business. The only Ground Leases and amendments thereto in force for the Properties as of the date hereof are listed on EXHIBIT B attached hereto and made a part hereof. The only Loan Documents and amendments thereto in force for the Properties as of the date hereof are listed on EXHIBIT C attached hereto and made a part hereof.

                  (g) To the best of the Seller's knowledge and except as set forth on SCHEDULE 1, the Seller has received no written notice that the Properties or their current use and operation are in material violation of any applicable law.

                  (h) To the best of the Seller's knowledge, the documents which have been or will be delivered by the Seller to the Buyer or have been made or will be made available by the Seller to the Buyer for the Buyer's inspection and copying are true and complete copies of all documents in the Seller's possession related to the Properties except for the Seller's internal economic memoranda and reports, attorney-client privileged materials and the Seller's appraisals of the Properties, if any.

                  (i) To the best of the Seller's knowledge and except as set forth on SCHEDULE 1, the Seller has received no written notice of any (i) condemnation, environmental, zoning or other land-use proceedings, instituted or threatened, against the Properties or (ii) special assessment proceedings affecting the Properties.

                  (j) To the best of the Seller's knowledge, the Seller has received no written notice of any material litigation or arbitration, instituted or intended to be instituted, against the Properties or against the Seller as owner of the Properties except as set forth on SCHEDULE 1.

                  (k) To the best of the Seller's knowledge, the Seller has received no written notice that any tenant of a Property has either filed or been the subject of any filing of a petition under any federal or state bankruptcy or insolvency laws except as set forth on SCHEDULE 1.

                  (l) The Seller has received no written notice of any defaults by the Seller under any of the Loan Documents, the Leases or Ground Leases except as set forth on SCHEDULE 1. Except as set forth on SCHEDULE 1 and except for notices of defaults with respect to insurance certificate requirements, the Seller has given no written notice to any tenant of the Properties of any material defaults under its Lease which has not been cured, the Seller has given no written notice to any ground lessor of the Ground Lease Properties of any defaults under its Ground Lease which has not been cured and the Seller has given no written notice to any lender under the Loan Documents of any defaults thereunder which has not been cured.

                  (m) The Seller has received no written notice of any defaults by the Seller which have not been cured under the service contracts, guaranties, or warranties which will be binding on the Buyer, after the Closing.

                  (n) The Seller is duly formed, validly existing and in good standing under the laws of the State of Maryland and is qualified to do business as a foreign corporation in the jurisdictions where such qualification is required, except for any such jurisdiction where the failure to be so qualified would not have a material adverse effect on the Seller.

                  (o) EXHIBIT L sets forth a complete list of the consents and/or waivers required with respect to the consummation of the transactions contemplated hereby to the extent related to the Partnership Properties, the Excluded Ground Leases and the Right of First Refusal Properties and describes all rights of first refusal or options to purchase any Property, portion thereof or interest therein.

                  (p) The only contracts or agreements affecting the Real Properties that will be binding upon a Buyer after the Closing are the Ground Leases, the Leases, the Loan Documents (to the extent assumed under Section 6.2 hereof) and other customary service contracts entered into by the Seller in the ordinary course of business.

         SECTION 2.2 REPRESENTATIONS AND WARRANTIES OF THE BUYER. Subject to the provisions of Section 2.3 below, the Buyer represents and warrants to the Seller as follows:

                  (a) The Buyer represents and warrants to the Seller that this Agreement and all documents executed by the Buyer which are to be delivered to the Seller at Closing do not and at the time of Closing will not violate any provision of any material agreement or judicial order to which the Buyer is a party or to which the Buyer is subject.

                  (b) The Buyer represents and warrants to the Seller that the Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by the Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of the Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of the Buyer's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

                  (c) The Buyer is duly formed, validly existing and in good standing under the laws of the State of California. The Buyer has duly authorized, executed and delivered this Agreement. Assuming the due authorization, execution and delivery of such documents by the Seller, this Agreement constitutes (and all other documents executed by the Buyer which are to be delivered at the Closing will constitute) the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally or to general principles of equity.

                  (d) The Buyer had a tangible net worth (the book value of all tangible assets minus the book value of all liabilities), based on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied with prior periods, of at least Two Hundred Fifty Million Dollars ($250,000,000).

         SECTION 2.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LIMITATIONS.

                  (a) The representations and warranties of the Seller set forth in Section 2.1, together with the Seller's liability for any breach before Closing of any of the Seller's interim operating covenants under Section 6.1, will survive the Closing for a period of six (6) months (as set forth in Section 1.8(b)(i), with respect to the purchase of a Deferred Property, such representations, warranties and covenants (only insofar as they relate to such Deferred Property) shall survive for six (6) months after such purchase). The Buyer will not have any right to bring any action against the Seller as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds (with respect to the Closing and all subsequent purchases of Deferred Properties) One Hundred Thousand Dollars ($100,000), and then the Buyer may bring an action for all such amounts; provided that in no event will the Seller's liability for all such breaches exceed, in the aggregate (i) with respect to the Closing, Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the "Maximum Post-Closing Exposure") and (ii) with respect to purchases of Deferred Properties after the Closing, the greater of Two Hundred and Fifty Thousand Dollars ($250,000) and 2% of the Allocated Value of such Deferred Property (the "Individual Deferred Property Maximum Exposure"). The Seller agrees to maintain reasonable access to funds (which funds shall be kept available in cash and cash equivalents, the availability of which shall be confirmed by Morgan

Stanley Dean Witter & Co. to the Buyer on a monthly basis) in an amount necessary to satisfy (i) with respect to the six (6) months after the Closing, the Maximum Post-Closing Exposure, and (ii) with respect to the six (6) months after the purchase of a Deferred Property, the Individual Deferred Property Maximum Exposure. Furthermore, the Seller agrees to maintain, during the pendency of any claim timely made by the Buyer hereunder, an amount sufficient to satisfy such claim (subject to the Maximum Post-Closing Exposure and the Individual Deferred Property Maximum Exposure). The Seller shall have no liability with respect to any of the Seller's representations, warranties and covenants herein if, prior to the Closing (or, with respect to the subsequent purchase of a Deferred Property, prior to the purchase thereof), the Buyer has actual knowledge of any breach of a representation, warranty or covenant of the Seller herein, or the Buyer obtains actual knowledge (from whatever source, including, without limitation, any tenant or ground lessor estoppel certificates, as a result of the Buyer's due diligence or written disclosure by the Seller or the Seller's agents and employees) that contradicts any of the Seller's representations and warranties herein, and the Buyer nevertheless consummates the transaction contemplated by this Agreement. Sections 5.1, 10.5 and 10.9 will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by the Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date.

                  (b) The representations and warranties of the Buyer set forth in Section 2.2 will survive the Closing for a period of six (6) months. The Seller will not have any right to bring any action against the Buyer as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds One Hundred Thousand Dollars ($100,000), and then the Seller may bring an action for all such amounts; provided that in no event will the Buyer's liability for all such breaches exceed, in the aggregate, Twelve Million Five Hundred Thousand Dollars ($12,500,000). The Buyer shall have no liability with respect to any of the Buyer's representations, warranties and covenants herein if, prior to the Closing, the Seller has actual knowledge of any breach of a representation, warranty or covenant of the Buyer herein, or the Seller obtains actual knowledge (from whatever source, including, without limitation, any tenant or ground lessor estoppel certificates, as a result of the Seller's due diligence or written disclosure by the Buyer or the Buyer's agents and employees) that contradicts any of the Buyer's representations and warranties herein, and the Seller nevertheless consummates the transaction contemplated by this Agreement. Sections 5.1, 10.5 and 10.9 will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by the Buyer under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date.

         SECTION 2.4 THE BUYER'S INDEPENDENT INVESTIGATION.

                  (a) The Buyer acknowledges and agrees that it has been given or will be given before the end of the Diligence Period, a full opportunity to inspect and investigate each and every aspect of the Properties, either independently or through agents of the Buyer's choosing, including, without limitation:

                           (1) All matters relating to title, together with all
governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.

                           (2) The physical condition and aspects of the
Properties, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Properties and within each tenant space therein, the structure, seismic aspects of the Properties, the paving, the utilities, and all other physical and functional aspects of the Properties. Such examination of the physical condition of the Properties shall include an examination for the presence or absence of Hazardous Materials, as defined below, which shall be performed or arranged by the Buyer at the Buyer's sole expense. For purposes of this Agreement, "Hazardous Materials" shall mean inflammable explosives, radioactive materials, asbestos, polychlorinated biphenyls, lead, lead-based paint, under and/or above ground tanks, hazardous materials, hazardous wastes, hazardous substances, oil, or related materials, which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Section 25100, et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Section 13000, et seq.), the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5, et seq.), the Arizona Environmental Quality Act, A.R.S. Section 49-201, et seq.; the Arizona "State Superfund" provisions, A.R.S. Section 49-281, et seq.; the Arizona Solid Waste Management provisions, A.R.S. Section 49-701, et seq.; the Arizona Hazardous Waste Management Act, A.R.S. Section 49-921, et seq.; and the Arizona Underground Storage Tank provisions, A.R.S. Section 49-1001, and any other applicable federal, state or local laws and regulations.

                           (3) Any easements and/or access rights affecting the
Properties.

                           (4) The leases and all matters in connection
therewith, including, without limitation, the ability of the tenants to pay the rent and the economic viability of the tenants.

                           (5) The service contracts and any other documents or
agreements of significance affecting the Properties.

                           (6) All economic and financial matters relating to
the Properties.

                           (7) All other matters of material significance
affecting the Properties.

                  (b) THE BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT THE SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTIES ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT THE BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS

CONCERNING THE PROPERTIES EXCEPT AS EXPRESSLY SET FORTH IN SECTION 2.1 ABOVE OR IN THE CLOSING DOCUMENTS, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition and aspects of the Properties, including, but not limited to, the structural elements, seismic aspects of the Properties, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Properties and within each tenant space therein, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Properties, (iv) the development potential of the Properties, and the Properties' use, habitability, merchantability, or fitness, suitability, value or adequacy of the Properties for any particular purpose, (v) the zoning or other legal status of the Properties or any other public or private restrictions on use of the Properties, (vi) the compliance of the Properties or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence of Hazardous Materials on, under or about the Properties or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any improvements on the Real Properties, (ix) the condition of title to the Properties, (x) the leases, service contracts, or other agreements affecting the Properties and (xi) the economics of the operation of the Properties.

         SECTION 2.5 RELEASE.

                  (a) Without limiting the above, and subject to the representations and warranties of the Seller contained in Section 2.1 hereof and the terms and conditions hereof and the other covenants of the Seller contained herein or in the Closing Documents, the Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, the Seller, the Seller's affiliates, the Seller's investment manager, the partners, trustees, beneficiaries, shareholders, members, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "Seller Related Parties"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Properties including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Properties and Hazardous Materials on, under or about the Properties, and (ii) any law or regulation applicable to the Properties, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C.
Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Section 25100, et seq.), the Porter-Cologne Water Quality Control Act (California Water Code
Section 13000, et seq.), and the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code

Section 25249.5, et seq.), the Arizona Environmental Quality Act, A.R.S. Section 49-201, et seq.; the Arizona "State Superfund" provisions, A.R.S. Section 49-28 1, et seq.; the Arizona Solid Waste Management provisions, A.R.S. Section 49-701, et seq.; the Arizona Hazardous Waste Management Act, A.R.S. Section 49-921, et seq.; and the Arizona Underground Storage Tank provisions, A.R.S.
Section 49-1001, and any other applicable federal, state or local laws and regulations.

                  (b) In connection with Section 2.5(a) above, the Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         SECTION 2.6 RELEASE RELATED TO GENERAL PHYSICAL ITEMS AND ADA. The Buyer acknowledges and agrees that, as of the date hereof, it has approved of and consented to (i) any non-compliance (to the extent any such non-compliance exists) of the Properties with the Americans With Disabilities Act of 1990, other than any such non-compliance that has been specifically identified and cited to the Seller by a governmental entity, and (ii) all General Physical Items. The Buyer and the Seller further acknowledges that:

                  (a) notwithstanding Section 2.3 hereof, the Seller shall have no liability, and the Buyer may not bring an action to recover against the Seller, with respect to (i) any non-compliance of the Properties with the Americans With Disabilities Act of 1990, other than any such non-compliance that has been specifically identified and cited to the Seller by a governmental entity, or (ii) any General Physical Items;

                  (b) for purposes of the conditions to the obligations of the Buyer set forth in Section 8.3 hereof, (i) any non-compliance of the Properties with the Americans With Disabilities Act of 1990, other than any such non-compliance that has been specifically identified and cited to the Seller by a governmental entity, and (ii) any General Physical Items shall not render the representations and warranties of the Seller contained in Section 2.1(g) to be untrue or incorrect; and

                  (c) prior to Closing, the Seller shall, at the Seller's cost and to the reasonable satisfaction of the Buyer, cure any non-compliance of the Properties with the Americans With Disabilities Act of 1990 to the extent that the Seller has received, on or prior to the date hereof, written notice from a governmental entity of such specific item of non-compliance, along with a demand to remedy the same. Written notice from such governmental entity of its satisfaction (unconditional except with respect to ongoing inspection) with such cure or unconditional written clearance (unconditional except with respect to ongoing inspection) from such governmental entity of such non-compliance shall be deemed to satisfy the Buyer hereunder, provided that, such written notice or clearance shall be in a form reasonably approved by the Buyer.

         SECTION 2.7 SURVIVAL. The provisions of this Article II shall survive the Closing subject to the limitations and qualifications contained in such provisions.

                                   ARTICLE III

                                      TITLE

         SECTION 3.1 CONDITIONS OF TITLE.

                  (a) At the Closing, the Seller shall convey title to the Properties to the Buyer by grant deed for those Real Properties in California, in the form attached hereto as EXHIBIT G-1, by statutory bargain and sale deed for those Real Properties in Washington, in the form attached hereto as EXHIBIT G-2, by grant bargain and sale deed for those Real Properties located in Nevada, in the form attached hereto as EXHIBIT G-3, by special warranty deeds, in the form attached hereto as EXHIBIT G-4, for those Real Properties located in Arizona, and by special warranty deeds, in the form attached hereto as EXHIBIT G-5, for those Real Properties located in Oregon (collectively the "Deeds"), subject to no exceptions other than:

                           (i) Interests of tenants in possession without any
rights of first refusal or options to purchase a Property, portion thereof or interest thereon which have not been waived;

                           (ii) Non-delinquent liens for real estate taxes and
assessments; and

                           (iii) Any exceptions disclosed by (A) the preliminary
title reports or title commitments issued by the Title Company for the Properties delivered to the Buyer during the Diligence Period, and (B) the survey obtained by the Buyer for each of the Properties during the Diligence Period.

                  (b) Excluding those matters objected to in any Defect Letter, the foregoing exceptions shall be collectively referred to as the "Conditions of Title." If, after the Diligence Period, any additional exceptions to title are disclosed in a supplemental or updated title report or title commitment issued by the Title Company with respect to the Properties (a "Supplemental Title Report"), the Buyer shall have fifteen (15) business days after the delivery by the Title Company or the Seller of such Supplemental Title Report to the Buyer to deliver a Defect Letter to the Seller specifying any Material Adverse Matters. The Buyer's failure to deliver to the Seller within said fifteen (15) business day period a Defect Letter shall be deemed conclusively as the Buyer's confirmation that none of such new exceptions to title constitutes a Material Adverse Matter. In the event that the Buyer delivers a Defect Letter to the Seller pursuant to this Section 3.1, the provisions set forth in Section 1.4 and
Section 1.8 shall apply thereto.

                  (c) Notwithstanding anything to the contrary contained herein, the Seller shall pay off all liens and encumbrances on the Properties prior to Closing, other than those liens with respect to any Loans the Buyer is assuming at Closing and liens for non-delinquent real estate taxes and assessments, and the Buyer shall have no obligation to give the Seller a Defect Letter with respect to such liens and encumbrances.

                  (d) By acceptance of the Deed and the Closing of the purchase and sale of the Properties, (i) the Buyer agrees it is assuming for the benefit of the Seller all of the obligations of the Seller with respect to the Conditions of Title but only to the extent such obligations arise from and after the Closing, and (ii) the Buyer agrees that the Seller shall have conclusively satisfied its obligations with respect to title to the Properties. The provisions of this Section 3.1 shall survive the Closing.

         SECTION 3.2 EVIDENCE OF TITLE. Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Company to issue, at Closing, its ALTA extended coverage Owner's Policy of Title Insurance (Form B, rev. 10/17/70) (provided that a leasehold policy shall be issued for Real Properties subject to Ground Leases) in the amount of the Purchase Price showing title to the Real Properties vested in the Buyer, subject to the Conditions of Title and with the following CLTA endorsements (or equivalent thereof): 100.2 (modified for an owner); 101.4; 103.1, 103.4 or 103.6; 103.4 or 103.7 (as applicable); 116; 116.1; 116.4 (if applicable); 116.7; 123.2 (modified to include parking); creditors' rights endorsement; separate tax parcel endorsement; tie-in endorsement (including said endorsements, the "Title Policy"), or the equivalent, but only to the extent that the Buyer shall confirm in writing with the Title Company prior to the end of the Diligence Period that the Title Company will issue the aforesaid endorsements at Closing and the Buyer shall, prior to the end of the Diligence Period, provide the Seller with a copy of such confirmation. The Seller is under no obligation to provide any indemnity or other agreement or undertaking to the Title Company in order for Title Company to issue the foregoing endorsements. The Buyer shall have prepared, at the Buyer's cost, the ALTA survey of the Properties necessary to support the issuance of the Title Policy; provided that if the Buyer does not so obtain an ALTA survey and if the Title Company is unable to issue the form of Title Policy described above (including endorsements) without the survey, a CLTA policy of title insurance shall satisfy the requirements of this Section 3.2. The Title Policy shall contain reinsurance and co-insurance as reasonably required by the Buyer. The Buyer shall be entitled to request that the Title Company provide such additional endorsements (or amendments) (other than the endorsements whose numbers are specifically set forth above) to the Title Policy as the Buyer may reasonably require, provided that (a) such additional endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, the Seller, (b) the Buyer's obligations under this Agreement shall not be conditioned upon the Buyer's ability to obtain such endorsements and, if the Buyer is unable to obtain such endorsements, the Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of the Buyer's request.

         SECTION 3.3 COST OF TITLE AND OTHER CLOSING COSTS. The Seller shall pay
(a) one-half of the Escrow Agent's escrow fee, (b) the premium for the CLTA portion of the Title Policy (including any sales tax thereon), (c) recording fees in connection with any reconveyance requested hereby, (d) all state, county, city, local and other transfer taxes, excise taxes, documentary stamp taxes and sales taxes, if any, (e) all costs of re-insurance and co-insurance (to the extent allocated to portion of the Title Policy paid for by the Seller) and (f) any additional costs and charges customarily charged to the Sellers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by the Buyer hereunder. The Buyer shall pay (a) one-half of the Escrow Agent's escrow fee, (b) the premium for the ALTA portion of the Title Policy (including any sales tax thereon) and the costs of any endorsements the Buyer may require in accordance with Section 3.2 and all costs of re-insurance and co-insurance (to the extent allocated to portion of the Title Policy and endorsements paid for by the Buyer) (c) the recording fees required in connection with the transfer of the Property to the Buyer, and (d) any additional costs and charges customarily charged to the Buyers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by the Seller hereunder. In addition to the foregoing, the Buyer shall be responsible for any costs of updating the Surveys of the Property or otherwise conforming the Surveys to the requirements for issuance of such Title Policy or for any new survey that may be required for issuance of such Title Policy.

                                   ARTICLE IV

                  RISK OF LOSS; INSURANCE PROCEEDS; SUBSEQUENT
                            MATERIAL ADVERSE MATTERS

         SECTION 4.1 MINOR LOSS. The Buyer shall be bound to purchase, and the Seller shall be bound to sell, a Property for the full Allocated Value (or Partnership Property Price, as applicable) thereof as required by the terms hereof, without regard to the occurrence or effect of any damage to such Property or destruction of any improvements thereon or condemnation of any portion of such Property, provided that: (a) the aggregate cost to repair any such damage or destruction plus the diminution in the value of such Property as a result of condemnation does not exceed One Hundred Thousand Dollars ($100,000) and (b) upon the Closing, the Seller shall, in respect of such Property as a result of any such damage or destruction or condemnation, (i) assign to the Buyer (A) any insurance proceeds to be collected and (B) any condemnation awards to be collected and (ii) deliver or pay to the Buyer (A) any insurance proceeds collected by the Seller to date, (B) any condemnation awards collected by the Seller to date, (C) the amount of any deductible payable by the Seller under any such insurance, (D) the amount of any uninsured losses incurred by the Seller and (E) the amount of any rent abatements allowed to tenants, except in each case to the extent needed to reimburse the Seller for sums expended to repair or restore such Property reasonably approved by the Buyer.

         SECTION 4.2 MAJOR LOSS.

                  (a) If, with respect to any Property, the aggregate cost to repair any such damage or destruction plus the diminution in the value of such Property as a result of condemnation equals or exceeds One Hundred Thousand Dollars ($100,000), then, with respect to each such Property, the Buyer may, at its option to be exercised within five (5) business days of the Buyer's receipt of the Seller's notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings (which notice shall include a statement by the Seller as to the effectiveness and coverage amounts of any insurance policy with respect thereto), either (i) request that the Seller cure or restore such Property (a "Major Loss Cure Election") or (ii) elect to consummate the purchase of such Property at its Allocated Value (or Partnership Property Price, as applicable).

                  (b) If the Buyer fails to notify the Seller within such 5 business day period of its Major Loss Cure Election for a particular Property, the parties will be obligated to consummate the sale and purchase of such Property at its Allocated Value (or Partnership Property Price, as applicable) at the Closing, in which case the Seller shall, in respect of such Property as a result of any such damage or destruction or condemnation, (i) assign to the Buyer (A) any insurance proceeds to be collected and (B) any condemnation awards to be collected and

(ii) deliver or pay to the Buyer (A) any insurance proceeds collected by the Seller to date, (B) any condemnation awards collected by the Seller to date, (C) the amount of any deductible payable by the Seller under any such insurance and
(D) the amount of any rent abatements allowed to tenants, except in each case to the extent needed to reimburse the Seller for sums expended to repair or restore such Property reasonably approved by the Buyer.

                  (c) If the Buyer timely delivers a Major Loss Cure Election for a particular Property, then, subject to Sections 9.1(c), the Seller may, at its option to be exercised within five (5) business days of the Seller's receipt of the Buyer's Major Loss Cure Election, either: (i) treat such Property as a Deleted Property, or (ii) treat such Property as a Deferred Property, in which case the procedures set forth in Section 1.4 and 1.8 shall apply (provided that any cure of a Deferred Property shall include payment to the Buyer of any applicable condemnation awards).

         SECTION 4.3 MINOR LOSS - SUBSEQUENT MATERIAL ADVERSE MATTER. The Buyer shall be bound to purchase, and the Seller shall be bound to sell, a Property for the full Allocated Value (or Partnership Property Price, as applicable) thereof as required by the terms hereof, without regard to a Subsequent Material Adverse Matter with respect to such property, provided that: (a) the aggregate cost to repair any such Subsequent Material Adverse Matter does not exceed One Hundred Thousand Dollars ($100,000) and (b) upon the Closing, the Seller shall, in respect of such Property as a result of any such Subsequent Material Adverse Matter, (i) assign to the Buyer any insurance proceeds to be collected and (ii) deliver or pay to the Buyer (A) any insurance proceeds collected by the Seller to date, (B) the amount of any deductible payable by the Seller under any such insurance, (C) the amount of any uninsured losses incurred by the Seller and (D) the amount of any rent abatements allowed to tenants, except in each case to the extent needed to reimburse the Seller for sums expended to repair or restore such Property reasonably approved by the Buyer.

         SECTION 4.4 MAJOR LOSS - SUBSEQUENT MATERIAL ADVERSE MATTER.

                  (a) If, with respect to any Property, the aggregate cost to repair any such Subsequent Material Adverse Matter equals or exceeds One Hundred Thousand Dollars ($100,000), then, with respect to each such Property, the Seller may, at its option to be exercised by written notice to the Buyer, either: (i) treat such Property as a Deleted Property, or (ii) treat such Property as a Deferred Property, in which case the procedures set forth in
Section 1.4 and 1.8 shall apply.

         SECTION 4.5 CERTAIN PROCEDURES. The Seller shall promptly notify the Buyer after the Seller obtains knowledge of any material damage, destruction or condemnation action with respect to the Properties or of any Subsequent Material Adverse Matter with respect to the Properties. The aggregate cost to repair any such Subsequent Material Adverse Matter, damage or destruction of all Deferred Properties and Deleted Properties plus the diminution in the value of all Deferred Properties and Deleted Properties as a result of condemnation is referred to herein as the "Value Diminution."

                                    ARTICLE V

                              BROKERS AND EXPENSES

         SECTION 5.1 BROKERS.

                  (a) The Seller represents and warrants to the Buyer that the Seller engaged, retained or hired no broker or finder with respect to this transaction except for Morgan Stanley Dean Witter & Co. ("Seller's Broker"). At Closing, the Seller shall pay the commission due, if any, to the Seller's Broker, which shall be paid pursuant to separate agreements between the Seller and the Seller's Broker. If any other person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with the Seller or the Seller's Broker, then the Seller shall defend the Buyer from such claim, and shall indemnify the Buyer and hold the Buyer harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by the Buyer in defending against the claim.

                  (b) The Buyer represents and warrants to the Seller that the Buyer engaged, retained or hired no broker or finder with respect to this transaction except for Secured Capital ("Buyer's Broker"). At Closing, the Buyer shall pay the commission due, if any, to the Buyer's Broker, which shall be paid pursuant to separate agreements between the Buyer and the Buyer's Broker. If any other person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with the Buyer or the Buyer's Broker, then the Buyer shall defend the Seller from such claim, and shall indemnify the Seller and hold the Seller harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by the Seller in defending against the claim.

                  (c) The provisions of this Section 5.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

         SECTION 5.2 EXPENSES. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI

                                    COVENANTS

         SECTION 6.1 MAINTENANCE, LEASING AND SALE OF THE PROPERTIES. Between the date hereof and the Closing, the Seller shall maintain and operate the Properties, including without limitation, enter into new leases and perform tenant improvements, in the ordinary course of business consistent with past practices, in each case at the Seller's sole cost and expense. In furtherance of the foregoing, between the date hereof and the Closing (except as set forth in clause (vi) below):

                  (i) The Seller shall not sell or refinance any Real Property, or enter into any agreement to sell or refinance any Real Property without first obtaining the Buyer's approval in

Buyer's sole discretion (all such Real Property that is sold or to be sold in accordance with the foregoing, the "Sold Properties"). If the Buyer fails to give the Seller notice of its approval of any such proposed sale or refinance within five (5) business days after the Seller notifies the Buyer of the Seller's desire to take such action, then the Buyer shall be deemed to have disapproved of such action.

                  (ii) Without the prior consent of the Buyer in Buyer's sole discretion, the Seller will not incur out-of-pocket third party costs, whether expensed or capitalized for financial reporting purposes, for the development of the Development Properties.

                  (iii) The Seller will provide the Buyer with prior written notice before entering into any new tenant leases for any of the Properties if the terms of such new tenant leases are materially less favorable to the lessor, on the whole, than the parameters of terms for new tenant lease terms set forth on EXHIBIT E hereto; provided, however, if after the date hereof, the Buyer delivers written notice to the Seller that leases with respect to at least twenty-five percent (25%) of the square footage of Properties leased by the Seller after the date hereof are not, on the whole, within or more favorable than such parameters, and the Seller cannot within three (3) business days disprove the facts asserted in such notice, then the Seller shall not enter into any such new leases without the Buyer's prior written consent in the Buyer's sole discretion. In addition, the Seller shall not, without the prior written consent of the Buyer in its sole discretion, enter into any new lease with a term longer than 5 years (except for the proposed lease with Shimoda in the Miramar Facility).

                  (iv) The Seller shall promptly notify the Buyer of (A) any condemnation, environmental, zoning or other land-use regulation proceedings of which the Seller obtains knowledge, (B) any notices of violations of any applicable federal, state or local law, regulation or ordinances relating to the Properties of which the Seller obtains knowledge, (C) any litigation of which the Seller obtains knowledge that arises out of the ownership of the Properties, and (D) any matters of which the Seller obtains knowledge, which would make any of the Seller's representations and warranties contained herein untrue.

                  (v) The Seller shall maintain or cause to be maintained, at the Seller's sole cost and expense, all policies of insurance currently in effect with respect to the Properties (or comparable replacements thereof).

                  (vi) The Seller shall deliver to the Buyer copies of all operating statements prepared in the ordinary course of business within fifteen
(15) days after the Seller's preparation thereof relating to periods prior to Closing, even if prepared after Closing. The Seller shall also deliver to the Buyer copies of any bills for real estate taxes and personal property taxes and copies of any notices pertaining to real estate taxes or assessments applicable to the Properties that are received by the Seller after the date hereof, even if received after Closing. The obligations set forth in this Paragraph 6.1(vi) shall survive the Closing.

                  (vii) Without the prior consent of the Buyer, which consent shall not be unreasonably withheld, the Seller shall not enter into any new leasing, brokerage or service contract with respect to the Properties that will be binding upon the Buyer for a period in excess of three (3) months after Closing and the Seller shall not enter into any other contract or agreement (other than as set forth in clause (iii) above) that will be binding upon the Buyer for any period of time after Closing without the Buyer's consent in its sole discretion.

         SECTION 6.2 ASSUMPTION OF MORTGAGES. The Buyer will assume the Loans; provided that it shall be a condition precedent to the Buyer's obligation to assume any Loan encumbering a Property that the following terms and conditions are satisfied at the Closing:

                  (a) Subject to the terms of this Section 6.2 and Section 10.21 below, at the Closing, the Buyer and the Seller will execute and deliver an Assumption Agreement reasonably approved by the Buyer with respect to each Loan being assumed by the Buyer, along with such other reasonable documentation reasonably approved by the Buyer as necessary or appropriate, or as reasonably required by any Mortgage Lender, to cause the Buyer to assume such Loan. Each such Assumption Agreement shall confirm the amounts outstanding under the applicable Loan, shall confirm the Loan Documents, and shall contain a representation that to the best of the Lender's knowledge, there are no defaults by the borrower thereunder. Notwithstanding the foregoing, the Buyer shall not be required to assume any of the Seller's obligations under the Loans and Loan Documents arising prior to the Closing Date. Notwithstanding anything to the contrary contained herein, under no circumstances shall the Loan Documents, Assumption Agreement or such other reasonable documentation contain any provision which provides recourse against California Public Employee Retirement System or any entity other than the Buyer.

                  (b) In connection with the Buyer's assumption of Loans at Closing, the Buyer and the Seller shall each pay fifty percent (50%) of all commercially reasonable assumption fees and other commercially reasonable costs and expenses to be paid to the Mortgage Lender under the applicable Loan Documents for such assumption (including the Mortgage Lender's legal fees, if required to be paid under the Loan Documents), and any title, recording, escrow, transfer fees and closing costs related thereto.

                  (c) Notwithstanding anything to the contrary contained herein, at the Closing, the Buyer shall not be required to assume any Loan which (i) encumbers any property which is not described on EXHIBIT A, EXHIBIT A-2 or EXHIBIT B attached hereto, (ii) encumbers any property which is not being acquired by the Buyer at such Closing, or (iii) is cross-defaulted with any other loan or agreements affecting any property not being acquired by the Buyer at the Closing.

                  (d) In the event that any of the conditions or terms set forth in Sections 6.2(a) through Section 6.2(c) are not satisfied prior the Closing, the Seller shall repay the Loan or Loans for which such conditions or terms are not satisfied at the Closing, including, without limitation, any prepayment penalty or fee in connection therewith.

                  (e) If the terms of a Loan related to a particular Property prohibit prepayment by the Seller and the lender(s) under such Loan do not consent to the assumption of such Loan by the Buyer, then such Property shall be deemed to be a Category A Deleted Property.

         SECTION 6.3 SERVICE CONTRACTS. Not later than sixty (60) days after the commencement of the Diligence Period, the Buyer may deliver a written notice to the Seller instructing the Seller which property management, brokerage and leasing contracts and servicing contracts the Buyer wishes to be terminated upon Closing. If the Buyer delivers such a timely notice, then, unless otherwise agreed by the Seller and the Buyer, (i) the Seller will terminate, prior to the Closing, all such identified property management, brokerage and leasing contracts (subject to customary obligations under such contracts to pay commissions if the leasing agent secures a tenant from a designated list of possible tenants within a specified period of time (not more than ninety (90) days) after termination, which the Buyer will assume); and (ii) and the Seller will notify third parties under all such service contracts of the Seller's intent to terminate such service contracts at the earliest possible termination date (but no earlier than Closing, unless the Seller elects to do so). The Seller shall pay any termination fees incurred by the Seller with respect to any such cancellation.

         SECTION 6.4 TENANT NOTICES; ESTOPPELS.

                  (a) At the Closing, the Seller shall furnish the Buyer with a signed notice to be given to each tenant of the Properties. The notice shall disclose that the Property has been sold to the Buyer, that, after the Closing, all rents should be paid to the Buyer at an address to be supplied by the Buyer and that the Buyer shall be responsible for all the tenant's security deposit. The form of the notice and the amount of each tenant's security deposit listed therein shall be otherwise reasonably acceptable to the parties.

                  (b) Between the date hereof and the Closing, the Seller shall use commercially reasonable efforts to obtain estoppel certificates, substantially in the form of EXHIBIT H hereto, from tenants of the Properties.

                  (c) Between the date hereof and the Closing, the Seller shall use commercially reasonable efforts to obtain ground lessor estoppel certificates, in form reasonably satisfactory to the Buyer, or on such other form as may be required by the applicable lessors, from lessors under the Ground Leases.

         SECTION 6.5 SOLICITATION; NEGOTIATIONS.

                  (a) Subject to Section 6.5(b), unless and until this Agreement shall have been terminated in accordance with its terms, the Seller agrees and covenants that (i) neither the Seller nor any of its respective subsidiaries or affiliates, shall, and each of them shall direct and cause their respective officers, directors and employees, and shall use commercially reasonable efforts to cause their agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries), not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, or similar transaction involving the direct or indirect purchase of all or any material portion of the Properties or of the Seller (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations with, or provide any confidential information or data to, or have any discussions with, any person relating to, an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

                  (b) Notwithstanding anything set forth in this Agreement to the contrary, the Board of Directors of the Seller (the "Seller Board") may furnish information to or enter into discussions or negotiations with any person that makes an unsolicited bona fide proposal to purchase all or a portion of the Properties having an aggregate Allocated Value of at least seventy-five percent (75%) of the Purchase Price, whether, directly or indirectly, by merger, purchase of stock, purchase of assets, consolidation or otherwise (a "Proposal"), if the Seller Board determines in good faith that the Proposal, if consummated as proposed, would result in a transaction more favorable to the Seller's stockholders from a financial point of view than the transactions contemplated by this Agreement (any such Proposal being referred to herein as a "Superior Proposal"). If the Seller Board is prepared to accept the Superior Proposal, then the Seller shall give the Buyer 48 hours notice that the Seller Board is prepared to accept the Superior Proposal, provided that the Seller may not definitively accept a Superior Proposal unless the Seller concurrently therewith terminates this Agreement pursuant to Section 9.1(c)(iv) and, promptly after such termination, makes any payments required by Section 9.3.

         SECTION 6.6 PROXY STATEMENT; MEETING OF STOCKHOLDERS.

                  (a) Promptly after the execution hereof and no later than thirty (30) days before the Final Date (but in no event earlier than may be required, under the circumstances of the transactions contemplated hereby and any other related transactions, for such proxy statement to comply with applicable law), the Seller shall prepare and file with the Securities and Exchange Commission (the "SEC") the proxy statement for the solicitation of a vote of the Seller's stockholders to approve the transactions contemplated hereby, which, subject to the fiduciary duty of the Seller Board, shall include the recommendation of the Seller Board that stockholders of the Seller vote in favor of the approval and adoption of this Agreement (the "Proxy Statement"). The Seller shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Seller. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Seller will promptly inform the Buyer of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Seller, such amendment or supplement.

                  (b) The Seller shall take all actions necessary in accordance with Maryland law, its Certificate of Incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (the "Meeting"). The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by Maryland law, the Seller's Certificate of Incorporation and bylaws. Notwithstanding anything to the contrary contained in this Agreement, the Seller may adjourn or postpone (i) the Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Seller's stockholders in advance of a vote on the transactions contemplated by this Agreement or (ii) the time for which the Meeting is originally scheduled (as set forth in the Proxy Statement), if there are insufficient shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Meeting.

                  (c) The Seller will promptly inform the Buyer of the results of the Meeting and the satisfaction or non-satisfaction of the condition set forth in Section 8.1(a).

         SECTION 6.7 NO EMPLOYEES. In no event will the transactions contemplated hereby be deemed to render employees of the Seller to be employees of the Buyer, and the Buyer shall have no obligations with respect to such employees.

         SECTION 6.8 MANAGEMENT AGREEMENT. The Buyer and the Seller hereby covenant to use commercially reasonable efforts to enter into a management agreement with respect to the Buyer's retention of the Seller as the manager of the Properties after the Closing. Notwithstanding the foregoing or any other terms contained herein, neither the execution or non-execution of such management agreement nor the satisfaction or nonsatisfaction of the obligations of either party hereto under this Section 6.8 shall be a condition to the respective obligations of the parties to effect the Closing and, if the parties do not enter into any such management agreement, neither party will have any further obligation to the other with respect to such management agreement.

                                   ARTICLE VII

                               CLOSING AND ESCROW

         SECTION 7.1 ESCROW INSTRUCTIONS. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company, and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. The Seller and the Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

         SECTION 7.2 CLOSING. Subject to Article VIII hereof, the Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company on the date which is seven (7) business days after the satisfaction or waiver of all conditions to Closing, and before 9:00 a.m. local time, or such other earlier date and time as the Buyer and the Seller may mutually agree upon in writing (the "Closing Date"). Except as expressly provided in this Agreement, such date and time may not be extended without the prior written approval of both the Seller and the Buyer. All funds of the Buyer to be deposited in escrow for the Closing shall be deposited by the Buyer in escrow no later than the last business day prior to the Closing Date.

         SECTION 7.3 DEPOSIT OF DOCUMENTS.

                  (a) At or before the Closing, the Seller shall deposit into escrow the following items:

                           (1) the duly executed and acknowledged Deeds
conveying the Real Properties to be purchased at the Closing (but not the Real Properties subject to Ground Leases, provided, the Buyer may require a Deed to it conveying the Seller's interest as owner of buildings and improvements on such Ground Leased Property) to the Buyer subject to the Conditions of Title;

                           (2) four (4) duly executed counterparts of the Bill
of Sale in the form attached hereto as EXHIBIT I (the "Bill of Sale"), with EXHIBIT C to said Bill of Sale listing the Conditions of Title;

                           (3) four (4) duly executed counterparts of an
Assignment and Assumption of Leases, Service Contracts and Warranties in the form attached hereto as EXHIBIT J pursuant to the terms of which the Buyer shall assume all of the Seller's obligations under the Leases, equipment leases, service contracts, leasing commission agreements and tenant improvement agreements affecting the Properties to the extent set forth in said EXHIBIT J (the "Assignment of Leases"), with Exhibit D to said document listing the Conditions of Title;

                           (4) four (4) duly executed counterparts of an
Assignment and Assumption of Ground Leases in forms to be agreed by the parties pursuant to the terms of which the Buyer shall assume all of the Seller's obligations under the Ground Leases which accrue from and after the date of Closing (the "Assignment of Ground Leases");

                           (5) four (4) duly executed counterparts of an
Assumption Agreement for each Loan being assumed pursuant to Section 6.2 hereof pursuant to the terms of which the Buyer shall assume all of the Seller's obligations under the Loans which accrue from and after the date of Closing, which Assumption Agreements must be reasonably acceptable to the Buyer and conform to the provisions of Section 6.2 above (each, an "Assumption Agreement");

                           (6) an affidavit pursuant to Section 1445(b)(2) of
the Federal Code, and on which the Buyer is entitled to rely, that the Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Federal Code and any other comparable state certificates;

                           (7) good standing letters reasonably satisfactory to
the Buyer from the Arizona Department of Revenue ("DOR") and all other appropriate state, county and/or municipal taxing authorities in Arizona (collectively the "Arizona Taxing Authorities") stating that Seller has paid all applicable rental taxes, transaction privilege (sales) taxes, personal property taxes, use taxes and similar excise taxes due in connection with the Properties located in Arizona and the operation of the Seller's business at the Properties located in Arizona;

                           (8) An Affidavit of Property Value for each of the
Real Properties located in Arizona allocating the value of said Real Properties in accordance with EXHIBIT A-1;

                           (9) A Washington real estate excise tax affidavit in
the form required by the Title Company for each of the Real Properties located in Washington allocating the value of said Real Properties in accordance with EXHIBIT A-1;

                           (10) Four (4) duly executed counterparts of a closing
statement in form and content satisfactory to the Buyer and the Seller (the "Closing Statement") duly executed by the Seller.

                  (b) At or before Closing, the Buyer shall deposit into escrow the following items:

                           (1) funds necessary to close this transaction;

                           (2) four (4) duly executed counterparts of the Bill
of Sale;

                           (3) four (4) duly executed counterparts of the
Assignment of Leases;

                           (4) An Affidavit of Property Value for each of the
Real Properties located in Arizona allocating the value of said Real Properties in accordance with EXHIBIT A-1; and

                           (5) A Washington real estate excise tax affidavit in
the form required by the Title Company for each of the Real Properties located in Washington allocating the value of said Real Properties in accordance with EXHIBIT A-1;

                           (6) four (4) duly executed counterparts of the
Closing Statement.

                           (7) four (4) duly executed counterparts of the
Assignment of Ground Leases; and

                           (8) four (4) duly executed counterparts of an
Assumption Agreement for each Loan being assumed pursuant to Section 6.2 hereof.

                  (c) The Buyer and the Seller shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the purchase and sale of the Properties in accordance with the terms hereof, including, without limitation, an agreement (the "Designation Agreement") designating Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Federal Code and the regulations promulgated thereunder, and executed by the Seller, the Buyer and Title Company. The Designation Agreement shall appear in the Seller's and the Buyer's escrow instructions and shall be in a form reasonably acceptable to the parties, and, in any event, shall comply with the requirements of Section 6045(e) of the Federal Code and the regulations promulgated thereunder.

                  (d) The Seller shall deliver to the Buyer originals of the leases, copies of the tenant correspondence files (for the three (3) most recent years of the Seller's ownership of the Properties only), and originals of any other items which the Seller was requested to furnish the Buyer copies of or make available at the Properties, except for the Seller's general ledger and other internal books or records which shall be retained by the Seller, within five (5) business days after the Closing Date. The Seller shall deliver to the Buyer keys to the Properties on the Closing Date.

                  (e) The Seller shall deliver possession of the Properties to the Buyer upon the Closing, subject to the Conditions of Title.

         SECTION 7.4 FURTHER EFFORTS. Subject to the terms and conditions herein provided, including Section 6.5, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following, (i) obtain consents of all third parties and governmental entities necessary, proper, advisable or reasonably requested by the Buyer or the Seller, for the consummation of the transactions contemplated by this Agreement; (ii) use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable in order for the conditions to closing set forth in Article VIII hereof to be satisfied; and (iii) execute any additional instruments necessary to consummate the transactions contemplated hereby.

         SECTION 7.5 PRORATIONS.

                  (a) Except as set forth herein, the Seller shall pay for all tenant improvement costs, leasing commissions and Tenant Inducements for leases executed prior to the Closing. Rents, including, without limitation, percentage rents, if any, and any additional charges and expenses payable under tenant Leases or licenses, including without limitation telecommunications licenses, all as and when actually collected (whether such collection occurs prior to, on or after the Closing Date); rents payable by the Seller on the Ground Leases, interest payable under the Loans, real property taxes and assessments; water, sewer and utility charges; personal property taxes, if any; amounts payable under any service contracts; annual permits and/or inspection fees (calculated on the basis of the period covered); any other expenses of the operation and maintenance of the Properties; and the above market portions of tenant improvement costs and leasing commissions related to the Properties in the event the parties, in their sole discretion, agree in writing, after written prior notice thereof from the Seller to the Buyer, that any such tenant improvements or leasing commissions are for amounts that are above market rates, shall all be prorated as of 12:01 a.m. on the date the Deed is recorded, on the basis of a 365-day year. Any sums collected by the Buyer from tenants after the Closing shall be promptly paid to the Seller to the extent of any rents and other sums which were delinquent at Closing, after first applying all such amounts collected to current obligations. The Buyer shall use reasonable efforts to collect such delinquent rents but shall not be obligated to expend any sums, commence any litigation, terminate any lease or threaten to terminate any lease to do so. The Seller retains the rights to collect any such delinquent rents from tenants after Closing provided that the Seller shall use personnel independent of any personnel who may be performing management services for the Buyer to do so and provided that the Seller shall not commence any legal or equitable proceedings in the nature of an unlawful detainer, eviction or other proceeding which would have the effect of interfering with any tenant's quiet enjoyment of its leased premises or result in a lien or encumbrance on such leased premises. The amount of any security deposits (but not letters of credit in lieu thereof, which shall be transferred by the Seller in accordance with the provisions of Section 7.5(b) below) under tenant Leases shall be credited against the Purchase Price and the Buyer shall assume all liabilities thereunder. The Seller shall receive credits at Closing for the amount of any utility or other deposits with respect to the Properties, in which case all such deposits for which the Seller receives credit shall remain in place for the benefit of the Buyer and the Seller shall execute and deliver such documents as shall be necessary to assign such deposits to the Buyer. The Buyer shall use reasonable efforts to cause all utilities and letters of credit to be transferred into the Buyer's name and account at the time of Closing. The Seller and the Buyer hereby agree that if any of the aforesaid prorations and credits cannot be calculated accurately on the Closing Date, then the same shall be calculated as soon as reasonably practicable after the Closing Date and either party owing the other party a sum of money based on such subsequent proration(s) or credits shall promptly pay said sum to the other party. The Seller and the Buyer shall jointly prepare and approve a preliminary Closing Statement on the basis of the Leases and other sources of income and expenses, and shall deliver such computation to the Title Company prior to the Closing.

                  (b) In connection with the transfer of the Property to the Buyer, the Seller shall use commercially reasonable efforts to have each letter of credit security deposit or other noncash security deposit (collectively, the "Noncash Deposits") for those tenants of the Properties which have Noncash Deposits reissued in favor of the Buyer upon the Closing. In the event that the Seller is unable to have all of the Noncash Deposits reissued in favor of the Buyer upon the Closing, then the Seller shall use commercially reasonable efforts to have the Noncash Deposits promptly reissued in favor of the Buyer after the Closing. Until all of the Noncash Deposits are reissued in favor of the Buyer, in the event that the Buyer is entitled to draw down a Noncash Deposit or otherwise realize upon a Noncash Deposit pursuant to a tenant's lease, then the Seller shall reasonably cooperate with the Buyer as reasonably requested by the Buyer to facilitate such draw down or realization.

                  (c) The provisions of Sections 7.4 and 7.5 shall survive the Closing.

                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

         SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE CLOSING. The respective obligations of each party hereto to effect the Closing are subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Seller; and

                  (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state governmental entity that prohibits or enjoins the consummation of the Closing.

         SECTION 8.2 CONDITIONS TO THE OBLIGATIONS OF THE SELLER. The obligation of the Seller to effect the Closing is subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) there shall not have been a breach of any representations and warranties on the part of the Buyer set forth in this Agreement that materially adversely affects (or materially delays) the ability of the Buyer to consummate the Closing, except for any such breach that the Buyer has cured within five (5) business days after notice by the Seller thereof, and, at the Closing, the Buyer shall have delivered to the Seller a certificate to that effect, executed by an executive officer of the Buyer;

                  (b) there shall not have occurred a breach by the Buyer of any of its covenants and obligations hereunder that materially adversely affects (or materially delays) the ability of the Buyer to consummate the Closing, except for any such breach that the Buyer has cured within five (5) business days after notice by the Seller thereof, and, at the Closing, the Buyer shall have delivered to the Seller a certificate to that effect, executed by an executive officer of the Buyer; and

                  (c) The Buyer shall have delivered the documents set forth in Sections 7.3(b) and (c) and as otherwise required hereby.

                  (d) The Seller shall have received a copy of the resolutions of the Buyer, certified by an appropriate officer of the Buyer, reflecting the Buyer's authority to consummate the transactions contemplated hereby, including the authority of the Buyer to consummate the purchase of Deferred Properties, if any.

         SECTION 8.3 CONDITIONS TO THE OBLIGATIONS OF THE BUYER. The obligations of the Buyer to effect the Closing are subject to the satisfaction at or prior to the Closing Date of the following conditions (provided that, with respect to any event, circumstance or condition that is both a Material Adverse Matter and a breach of a representation, warranty, covenant or agreement of the Seller, such event, circumstance or condition shall be treated as a Material Adverse Matter and not as a breach of a representation, warranty, covenant or agreement of the Seller):

                  (a) (i) the representations and warranties of the Seller contained in this Agreement (other than those set forth in Sections 2.1(e), (f), (l) and (h) (to the extent (h) relates to Leases, Ground Leases or other income-producing assets related to the Properties)) shall be true and correct at and as of the Closing with the same effect as if made at and as of the Closing and, at the Closing (except to the extent the aggregate of all such breaches, together with breaches of the covenants and obligations of the Seller to be performed at or before the Closing pursuant to the terms of this Agreement, do not result in damages or losses incurred or to be incurred by the Buyer that equal or exceed Five Hundred Thousand Dollars ($500,000) and with respect to
Section 2.1(f) except for Leases entered into in compliance with Section 6.1(iii)); and

                           (ii) the representations and warranties of the Seller
set forth in Sections 2.1(e), (f), (l) and (h) (to the extent (h) relates to Leases, Ground Leases or other income-producing assets related to the Properties) of this Agreement shall be true and correct at and as of the Closing with the same effect as if made at and as of the Closing, except with respect to
Section 2.1(f) for Leases entered into in compliance with Section 6.1(iii),

and, with respect to each of clauses (i) and (ii), the Seller shall have delivered to the Buyer a certificate to that effect, executed by an executive officer of the Seller;

                  (b) each of the covenants and obligations of the Seller to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed at or before the Closing (except to the extent the aggregate of all such breaches, together with breaches of the representations and warranties of the Seller contained in this Agreement, do not result in damages or losses incurred or to be incurred by the Buyer that equal or exceed Five

Hundred Thousand Dollars ($500,000)) and, at the Closing, the Seller shall have delivered to the Buyer a certificate to that effect, executed by an executive officer of the Company;

                  (c) The Seller shall have delivered the documents set forth in Sections 7.3(a) and (c) and as otherwise required hereby;

                  (d) The Buyer shall have received a copy of the resolutions of the Seller's Board of Directors, certified by an appropriate officer of the Seller, reflecting the authorization of the transactions contemplated hereby; and

                  (e) the Title Company shall have delivered the Title Policy to the Buyer.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing, whether before or after approval and adoption of this Agreement by the Seller's stockholders:

                  (a) by mutual written consent of the Buyer and the Seller;

                  (b) by the Buyer or the Seller if the Closing has not been consummated by December 15, 2000 (the "Final Date"); provided, however, that no party may terminate this Agreement pursuant to this Section 9.1(b) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Closing shall not have occurred on or before said date;

                  (c) by the Seller if:

                           (i) there shall have been a breach of any
representations or warranties on the part of the Buyer set forth in this Agreement that materially adversely affects (or materially delays) the ability of the Buyer to consummate the Closing, and the Buyer has not cured such breach within five (5) business days after notice by the Seller thereof, provided that the Seller has not breached any of its obligations hereunder in any material respect;

                           (ii) there shall have been a breach by the Buyer of
any of its covenants or agreements hereunder that materially adversely affects (or materially delays) the ability of the Buyer to consummate the Closing, and the Buyer has not cured such breach within five (5) business days after notice by the Seller thereof, provided that the Seller has not breached any of its obligations hereunder in any material respect;

                           (iii) the Seller shall have convened the Meeting and
shall have failed to obtain the requisite vote of its stockholders at the Meeting (including any adjournments thereof) to approve this Agreement and the transactions contemplated hereby;

                           (iv) the Seller Board has received and is prepared to
accept a Superior Proposal and has complied with the provisions of Section 6.5; provided that no such termination shall be effective until the Seller shall have made the termination payment set forth in Section 9.3(a);

                           (v) the remediation costs (net of insurance proceeds
received by the Seller related to such remediation costs, exclusive of Breach Costs and exclusive of a maximum of One Million Five Hundred Thousand Dollars in remediation costs (if any), for Environmental Defects directly related to the Tayfor leased space at the Mountain Avenue facility) for Environmental Defects, Title Defects and Zoning Defects (whether related to Deferred Properties or Deleted Properties) exceeds Twenty-Five Million Dollars ($25,000,000) in the aggregate;

                           (vi) the aggregate Value Diminution (net of insurance
proceeds and condemnation awards received by the Seller related to such Value Diminution and exclusive of Breach Costs) (whether related to Deferred Properties or Deleted Properties) exceeds Twenty-Five Million Dollars ($25,000,000);

                           (vii) the sum of remediation costs (net of insurance
proceeds received by the Seller related to such remediation costs, exclusive of Breach Costs and exclusive of a maximum of One Million Five Hundred Thousand Dollars in remediation costs (if any), for Environmental Defects directly related to the Tayfor leased space at the Mountain Avenue facility) for Environmental Defects, Title Defects and Zoning Defects plus the aggregate Value Diminution (net of insurance proceeds and condemnation awards received by the Seller related to such Value Diminution) (in each case whether related to Deferred Properties or Deleted Properties) exceeds Forty Million Dollars ($40,000,000) in the aggregate;

                           (viii) the remediation costs (net of insurance
proceeds received by the Seller related to such remediation costs and exclusive of Breach Costs) for Structural Defects and Code Defects (whether related to Deferred Properties, Deleted Properties or Properties as to which the Seller elects to cure any Material Adverse Matter) exceeds the Shared Remediation Maximum; or

                           (ix) the aggregate Allocated Values for all Category
B Deleted Properties equals or exceeds Ninety Million Dollars ($90,000,000);

provided, however, with respect to clauses (v), (vi), (vii) and (viii), the remediation costs for a particular matter shall not count both as remediation costs and Value Diminution (with the intent that amounts are not double counted).

                  (d) by the Buyer if:

                           (i) there shall have been a breach of any
representations or warranties on the part of the Seller set forth in this Agreement such that the condition set forth in Section 8.3(a) would be incapable of being satisfied by the Final Date, and the Seller has not cured such breach within five (5) business days after notice by the Buyer thereof, provided that the Buyer has not breached any of its obligations hereunder in any material respect;

                           (ii) there shall have been a breach by the Seller of
any of its covenants or agreements hereunder such that the condition set forth in Section 8.3(b) would be incapable of being satisfied by the Final Date, and the Seller has not cured such breach within five (5) business days after notice by the Buyer thereof, provided that the Buyer has not breached any of its obligations hereunder in any material respect;

                           (iii) the Seller shall have convened the Meeting and
shall have failed to obtain the requisite vote of its stockholders at the Meeting (including any adjournments thereof) to approve this Agreement and the transactions contemplated hereby;

                           (iv) the Seller Board has accepted a Superior
Proposal or has withdrawn or adversely modified its approval or recommendation of this Agreement; or

                           (v) the aggregate square footage of the Deleted
Properties exceeds Five Million (5,000,000) square feet.

         SECTION 9.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders; provided that the provisions of this Section 9.2 and Sections 9.3, 9.4, 10.5, 10.8, 10.9 and 10.10 shall survive any such termination. Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of any covenant in this Agreement prior to such termination.

         SECTION 9.3 FEES AND EXPENSES.

                  (a) In the event that this Agreement shall be terminated pursuant to Section 9.1(c)(iv) or 9.1(d)(iv), the Title Company shall promptly (within two (2) business days) return the Deposit to the Buyer, with interest from the date of placement of the Deposit into escrow, and the Seller shall promptly (within two (2) business days) pay to the Buyer as a termination fee an additional Twenty-Five Million Dollars ($25,000,000).

                  (b) IN THE EVENT THAT THIS AGREEMENT SHALL BE TERMINATED PURSUANT TO SECTION 9.1(b) AS A RESULT OF A FAILURE TO SATISFY THE CONDITION SET FORTH IN SECTION 8.1(b) DUE TO AN ORDER, DECREE, RULING OR INJUNCTION ISSUED OR ENTERED AGAINST THE SELLER OR PURSUANT TO SECTION 9.1(c)(iii), 9.1(c)(ix), 9.1(d)(i), 9.1(d)(ii) OR 9.1(d)(iii), THEN, AS THE BUYER'S SOLE REMEDY, THE TITLE COMPANY SHALL PROMPTLY (WITHIN TWO (2) BUSINESS DAYS) RETURN THE DEPOSIT TO THE BUYER, WITH INTEREST FROM THE DATE OF PLACEMENT OF THE DEPOSIT INTO ESCROW, AND THE SELLER SHALL PROMPTLY (WITHIN TWO (2) BUSINESS DAYS) PAY TO THE BUYER THE AMOUNT OF SIX MILLION DOLLARS ($6,000,000) AS REIMBURSEMENT FOR THE OUT-OF-POCKET COSTS, FEES AND EXPENSES INCURRED BY THE BUYER OR ON ITS BEHALF IN CONNECTION WITH THIS AGREEMENT AND AS LIQUIDATED DAMAGES IMMEDIATELY UPON THE OCCURRENCE OF THE EVENT DESCRIBED IN THIS SECTION 9.3(b) GIVING RISE TO SUCH DAMAGES. IT IS SPECIFICALLY AGREED THAT THE AMOUNTS TO BE PAID PURSUANT TO THIS
SECTION 9.3(b) REPRESENT LIQUIDATED DAMAGES AND NOT A PENALTY. THE SELLER HEREBY WAIVES ANY RIGHT TO SET-OFF OR COUNTERCLAIM AGAINST SUCH AMOUNT.

AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNTS SET FORTH IN THIS SECTION 9.3(b) ARE A REASONABLE ESTIMATE OF THE DAMAGES THAT THE BUYER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

INITIALS:         THE SELLER ______                           THE BUYER ______

                  (c) In the event that this Agreement shall be terminated pursuant to Section 9.1(a), 9.1(c)(v), 9.1(c)(vi), 9.1(c)(vii), 9.1(c)(viii) or
9.1(d)(v) or pursuant to Section 9.1(b) as a result of a failure to satisfy the condition set forth in Section 8.3(e), the Title Company shall promptly (within two (2) business days) return the Deposit to the Buyer, with interest from the date of placement of the Deposit into escrow.

                  (d) IN THE EVENT THIS AGREEMENT IS TERMINATED PURSUANT TO
SECTION 9.1(c)(i) OR 9.1(c)(ii) OR IN THE EVENT THIS AGREEMENT HAS BEEN TERMINATED UNDER SECTION 9.1(b) AS A RESULT OF A FAILURE TO SATISFY THE CONDITION SET FORTH IN SECTION 8.1(b) DUE TO AN ORDER, DECREE, RULING OR INJUNCTION ISSUED OR ENTERED AGAINST THE BUYER, THEN, AS THE SELLER'S SOLE REMEDY, THE TITLE COMPANY SHALL PROMPTLY (WITHIN TWO (2) BUSINESS DAYS) DELIVER THE DEPOSIT, TOGETHER WITH ANY INTEREST THEREON FROM THE DATE OF PLACEMENT OF THE DEPOSIT INTO ESCROW, TO THE SELLER AND THE SELLER SHALL BE ENTITLED TO RETAIN SUCH FUNDS. IT IS SPECIFICALLY AGREED THAT THE AMOUNT TO BE PAID PURSUANT TO THIS SECTION 9.3(d) REPRESENTS LIQUIDATED DAMAGES AND NOT A PENALTY. THE BUYER HEREBY WAIVES ANY RIGHT TO SET-OFF OR COUNTERCLAIM AGAINST SUCH AMOUNT. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNTS SET FORTH IN THIS SECTION 9.3(d) ARE A REASONABLE ESTIMATE OF THE DAMAGES THAT THE SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

INITIALS:         THE SELLER ______                           THE BUYER ______

                  (e) In the event this Agreement has been terminated under
Section 9.1(d)(ii) as a result of the Seller's breach of its covenants and agreements set forth in Section 6.6 and, within six (6) months of the termination of this Agreement, the Seller shall enter into an agreement under which a third party would acquire, directly or indirectly, by merger or acquisition of stock or assets, all or substantially all of the Properties, then the Seller shall promptly (within two (2) business days) pay to the Buyer an additional termination fee of Nineteen Million Dollars ($19,000,000) (unless the termination fee of Twenty-Five Million Dollars ($25,000,000) set forth in
Section 9.3(a) has already been paid).

         SECTION 9.4 TERMINATION AFTER THE CLOSING. The obligations to purchase and sell a particular Deferred Property after the Closing may be terminated at any time after the Closing:

                  (a) by mutual written consent of the Buyer and the Seller;

                  (b) by the Buyer or the Seller if the cure for such Deferred Property, agreed upon under the terms hereof, has not been effected, under the terms hereof, prior to the first anniversary of the Closing or if the purchase and sale of such Deferred Property has not been consummated by the date that is thirteen months after the Closing (such date, the "Deferred Property Final Date"); provided, however, that no party may terminate its obligations with respect to such Deferred Property pursuant to this Section 9.4(b) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the purchase and sale of such Deferred Property shall not have occurred on or before said date;

                  (c) by the Seller if:

                           (i) there shall have been a breach of any
representations or warranties on the part of the Buyer set forth in this Agreement that materially adversely affects (or materially delays) the ability of the Buyer to consummate the purchase and sale of such Deferred Property, and the Buyer has not cured such breach within five (5) business days after notice by the Seller thereof, provided that the Seller has not breached any of its obligations hereunder in any material respect; or

                           (ii) there shall have been a breach by the Buyer of
any of its covenants or agreements hereunder that materially adversely affects (or materially delays) the ability of the Buyer to consummate the purchase and sale of such Deferred Property, and the Buyer has not cured such breach within five (5) business days after notice by the Seller thereof, provided that the Seller has not breached any of its obligations hereunder in any material respect.

                  (d) by the Buyer if:

                           (i) there shall have been a breach of any
representations or warranties on the part of the Seller set forth in this Agreement such that the condition set forth in Section 8.3(a) would be incapable of being satisfied by the Deferred Property Final Date, and the Seller has not cured such breach within five (5) business days after notice by the Buyer thereof, provided that the Buyer has not breached any of its obligations hereunder in any material respect;

                           (ii) there shall have been a breach by the Seller of
any of its covenants or agreements hereunder such that the condition set forth in Section 8.3(b) would be incapable of being satisfied by the Deferred Property Final Date, and the Seller has not cured such breach within five (5) business days after notice by the Buyer thereof, provided that the Buyer has not breached any of its obligations hereunder in any material respect.

         SECTION 9.5 EFFECT OF TERMINATION AFTER THE CLOSING.

                  (a) In the event that the obligations with respect to a particular Deferred Property are terminated pursuant to Section 9.4(a), the Title Company shall promptly return to the Buyer the Deferred Property Deposit with respect to such Deferred Property.

                  (b) IN THE EVENT THAT THE OBLIGATIONS WITH RESPECT TO A PARTICULAR DEFERRED PROPERTY ARE TERMINATED UNDER SECTION 9.4(d) OR UNDER
SECTION 9.4(b) AS A RESULT OF A FAILURE TO SATISFY THE CONDITIONS SET FORTH IN
SECTION 8.1(b) DUE TO AN ORDER, DECREE, RULING OR INJUNCTION ISSUED OR ENTERED AGAINST THE SELLER, THEN, AS THE BUYER'S SOLE REMEDY, THE BUYER MAY EITHER (i) ELECT TO ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT WITH RESPECT TO SUCH DEFERRED PROPERTY OR (ii) ELECT TO TERMINATE ITS OBLIGATIONS WITH RESPECT TO SUCH DEFERRED PROPERTY IN WHICH CASE THE TITLE COMPANY SHALL PROMPTLY RETURN TO THE BUYER AN AMOUNT EQUAL TO THE DEFERRED PROPERTY DEPOSIT WITH RESPECT TO SUCH DEFERRED PROPERTY, AND THE SELLER SHALL PROMPTLY PAY TO THE BUYER AN AMOUNT EQUAL TO THE PRODUCT OF (A) SIX MILLION DOLLARS ($6,000,000) AND (B) A FRACTION, THE NUMERATOR OF WHICH IS THE ALLOCATED VALUE OF SUCH DEFERRED PROPERTY AND THE DENOMINATOR OF WHICH IS THE AGGREGATE ALLOCATED VALUES OF ALL PROPERTIES. SUCH AMOUNT SHALL BE REIMBURSEMENT FOR THE OUT-OF-POCKET COSTS, FEES AND EXPENSES INCURRED BY THE BUYER OR ON ITS BEHALF IN CONNECTION WITH SUCH DEFERRED PROPERTY AND AS LIQUIDATED DAMAGES IMMEDIATELY UPON THE OCCURRENCE OF THE EVENT DESCRIBED IN THIS SECTION 9.5(b) GIVING RISE TO SUCH DAMAGES. IN THE EVENT THE BUYER ELECTS TO TERMINATE ITS OBLIGATION WITH RESPECT TO SUCH DEFERRED PROPERTY PURSUANT TO THE TERMS OF THIS SECTION 9.5(b), IT IS SPECIFICALLY AGREED THAT THE AMOUNTS TO BE PAID PURSUANT TO THIS SECTION 9.5(b) REPRESENT LIQUIDATED DAMAGES AND NOT A PENALTY. THE SELLER HEREBY WAIVES ANY RIGHT TO SET-OFF OR COUNTERCLAIM AGAINST SUCH AMOUNT. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNTS SET FORTH IN THIS SECTION 9.5(b) ARE A REASONABLE ESTIMATE OF THE DAMAGES THAT THE BUYER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

INITIALS:         SELLER ______                               BUYER ______

                  (c) IN THE EVENT THAT THE OBLIGATIONS WITH RESPECT TO A PARTICULAR DEFERRED PROPERTY ARE TERMINATED UNDER SECTION

9.4(c) OR UNDER SECTION 9.4(b) AS A RESULT OF A FAILURE TO SATISFY THE CONDITIONS SET FORTH IN SECTION 8.1(b) DUE TO AN ORDER, DECREE, RULING OR INJUNCTION ISSUED OR ENTERED AGAINST THE BUYER, THEN, AS THE SELLER'S SOLE REMEDY, THE TITLE COMPANY SHALL PROMPTLY DELIVER TO THE SELLER AN AMOUNT EQUAL TO THE DEFERRED PROPERTY DEPOSIT WITH RESPECT TO SUCH DEFERRED PROPERTY, AND THE SELLER SHALL BE ENTITLED TO RETAIN SUCH FUNDS. IT IS SPECIFICALLY AGREED THAT THE AMOUNT TO BE PAID PURSUANT TO THIS SECTION 9.5(c) REPRESENTS LIQUIDATED DAMAGES AND NOT A PENALTY. THE BUYER HEREBY WAIVES ANY RIGHT TO SET-OFF OR COUNTERCLAIM AGAINST SUCH AMOUNT. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNTS SET FORTH IN THIS SECTION 9.5(c) ARE A REASONABLE ESTIMATE OF THE DAMAGES THAT THE SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

INITIALS:         SELLER ______                               BUYER ______

                                    ARTICLE X

                                  MISCELLANEOUS

         SECTION 10.1 NOTICES. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile with confirmation of receipt, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

To the Buyer:                          CalWest Industrial Properties, LLC
                                       c/o The RREEF Funds
                                       101 California Street, 26th Floor
                                       San Francisco, California  94111
                                       Attention:  Scott Stuckman
                                       Telephone:  415-781-3300
                                       Fax No.:  415-781-2229

with a copy to:                        Orrick, Herrington & Sutcliffe LLP
                                       Old Federal Reserve Bank Building
                                       400 Sansome Street
                                       San Francisco, California  94111
                                       Attention: Michael H. Liever, Esq.
                                       Telephone:  415 773-5808
                                       Fax No.:  415-773-4285

To the Seller:                         Pacific Gulf Properties Inc.
                                       4220 Von Karman, 2nd Floor
                                       Newport Beach, California  92660-2002
                                       Attention:  Chief Executive Officer
                                       Telephone:  949-223-5000
                                       Fax No.:  949-223-5034

with a copy to:                        Gibson, Dunn & Crutcher LLP
                                       333 South Grand Avenue
                                       Los Angeles, California  90071
                                       Attention: Dhiya El-Saden, Esq.
                                       Telephone: 213-229-7196
                                       Fax No.:  213-229-6196

To Title Company:                      First America Title Insurance Co. of
                                         Walnut Creek, California
                                       1850 Mt. Diablo Boulevard, Suite 300
                                       Walnut Creek, California 94596
                                       Attention:  John Wilson
                                       Telephone:
                                       Fax No.:  510-927-2180

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery.

         SECTION 10.2 ENTIRE AGREEMENT. This Agreement, together with the Exhibits hereto, contains all representations, warranties and covenants made by the Buyer and the Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits hereto.

         SECTION 10.3 ENTRY AND INDEMNITY. In connection with any entry by the Buyer, or its agents, employees or contractors onto the Properties, the Buyer shall give the Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the extent reasonably possible, interference with the Seller's business and the business of the Seller's tenants and otherwise in a manner reasonably acceptable to the Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing, the Buyer shall give the Seller oral or written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing. The Seller shall approve or disapprove the drilling aspects of any proposed testing within two (2) business days after receipt of such notice; provided that if the Seller disapproves of, and prevents the Buyer from performing, any such proposed drilling, the Property subject to such proposed drilling shall be deemed to be a Deleted Property and provided further that any proposed testing other than drilling shall be at the Buyer's discretion. If the Seller fails to respond within such two (2) business day period, the Seller shall be deemed to have disapproved the proposed testing. If the Buyer or its agents, employees or contractors take any sample from the Properties in connection with any such approved testing, the Buyer, at the request of the Seller, shall provide to the Seller a portion of such sample being tested to allow the Seller, if it so chooses, to perform its own testing. The Seller or its representative may be present to observe any testing or other inspection performed on the Properties. After any such testing, the Buyer shall, at its cost and to the reasonable satisfaction of the Seller after consideration of industry standards, restore each Property to its condition prior to any such testing. The Buyer shall provide the Seller with reasonable prior notice. If the Buyer intends to contact any governmental authority with respect to any environmental matter relating to the Properties and the Seller, at the Seller's election, shall be entitled to have a representative on any phone or other contact made by the Buyer to a governmental authority and present at any meeting by the Buyer with a governmental authority. In the event the Buyer contacts any governmental authority with respect to any matter other than environmental matters relating to the Properties, the Buyer shall provide the Seller with prior notice of such contact. The Buyer shall provide the Seller with reasonable prior notice If the Buyer intends to contact any tenant of the Properties and the Seller, at the Seller's election, shall be entitled to have a representative on any phone or other contact made by the Buyer to a tenant and present at any meeting by the Buyer with a tenant. The Buyer shall maintain, and shall assure that each of its contractors maintain, public liability and property damage insurance in amounts (minimum coverage of One Million Dollars ($1,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate) and in form and substance adequate (with the Seller named as an additional insured) to insure against all liability of the Buyer and its agents, employees or contractors, arising out of any entry or inspections of the Properties pursuant to the provisions hereof, and the Buyer shall provide the Seller with evidence of such insurance coverage upon request by the Seller. The Buyer shall indemnify and hold the Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorney's fees) arising out of or relating to any entry on the Properties by the Buyer, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement; provided that the Buyer shall not be liable for pre-existing conditions that are discovered, and not caused, by the Buyer's inspection or testing. The foregoing indemnity shall survive beyond the Closing, or, if the sale is not consummated, beyond the termination of this Agreement.

         SECTION 10.4 TIME. Time is of the essence in the performance of each of the parties' respective obligations contained herein.

         SECTION 10.5 ATTORNEYS' FEES. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. As used in this Agreement, the term "attorneys' fees" or "expenses" (or similar references to attorneys' fees and costs or expenses) shall include, without limitation, all attorneys' and paralegals' fees and expenses, whether in action or proceeding, upon appeal therefrom, or in connection with any petition for review or action to rescind this Agreement, or in a case or proceeding under the Bankruptcy Code or successor statute, or in connection with any other action to enforce any provision of this Agreement.

         SECTION 10.6 ASSIGNMENT. Prior to Closing, the Buyer's rights and obligations hereunder shall not be assignable without the prior written consent of the Seller. Notwithstanding the foregoing, the Seller's consent shall not be required for any assignment by the Buyer to an entity of which the Buyer has majority ownership and control. The Buyer shall in no event be released from any of its obligations or liabilities hereunder in connection with any assignment. Subject to the provisions of this Section, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

         SECTION 10.7 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         SECTION 10.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

         SECTION 10.9 CONFIDENTIALITY AND RETURN OF DOCUMENTS. The Buyer and the Seller shall each maintain as confidential any and all material obtained about the other or, in the case of the Buyer, about the Properties, this Agreement or the transactions contemplated hereby, and shall not disclose such information to any third party other than (i) each party's respective consultants and professionals in connection with their review, evaluation, negotiation and closing of the subject transaction, (ii) the parties' actual and prospective lenders and investors, or (iii) the parties' officers, directors, employees, agents, contractors, affiliates and representatives (collectively, the "Representatives"), provided that all such parties shall keep such information confidential as provided herein. The parties agree to keep, and to use all reasonable efforts to cause the Representatives to keep, any information and documents received from the other party (or based upon the party's evaluation of the Properties) confidential, except to the extent (a) such information was known by the party prior to the date hereof on the basis of information provided to the party by persons other than the other party or its agents, (b) such information was of general public knowledge prior to the date hereof, or (c) disclosure is required by law or court order or is used in connection with any litigation between the parties hereto. This provision shall survive the Closing or any termination of this Agreement.

         SECTION 10.10 INTERPRETATION OF AGREEMENT. The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term "person" shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

         SECTION 10.11 LIMITED LIABILITY. The obligations of the Seller are intended to be binding only on the property of the Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of the Seller or its investment manager. The obligations of the Buyer are intended to be binding only on the property of the Buyer and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of the Buyer.

         SECTION 10.12 AMENDMENTS. This Agreement may be amended or modified only by a written instrument signed by the Buyer and the Seller.

         SECTION 10.13 NO RECORDING. Neither this Agreement or any memorandum or short form thereof may be recorded by the Buyer.

         SECTION 10.14 DRAFTS NOT AN OFFER TO ENTER INTO A LEGALLY BINDING CONTRACT. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Properties. The parties shall be legally bound with respect to the purchase and sale of the Properties pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits and Schedules hereto, and both the Seller and the Buyer have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits and Schedules hereto.

         SECTION 10.15 NO PARTNERSHIP. The relationship of the parties hereto is solely that of the Seller and the Buyer with respect to the Properties and no joint venture or other partnership exists between the parties hereto. Neither party has any fiduciary relationship hereunder to the other.

         SECTION 10.16 SURVIVAL. Except as expressly set forth to the contrary herein, no representations, warranties, covenants or agreements of the Seller contained herein shall survive the Closing.

         SECTION 10.17 OREGON STATUTORY DISCLAIMER. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS
30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THIS PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

         SECTION 10.18 SURVIVAL OF ARTICLE X. The provisions of this Article X shall survive the Closing.

         SECTION 10.19 DELIVERY ITEMS.

                  (a) To the extent not previously delivered to Buyer and to the extent reasonably within Seller's control and possession, the Seller shall promptly (and in no event later than ten (10) business days of the date hereof) make available or deliver to the Purchaser at the Seller's sole cost and expense, the following: (i) copies of all existing and proposed easements, covenants, restrictions, agreements or other documents which affect title to each of the Properties that are actually known by the Seller and that would not typically be disclosed by a preliminary title report; (ii) all surveys of each of the Real Properties; (iii) copies of the most recent property tax bills for each of the Properties; (iv) copies of all documents relating to actions, suits, and legal or administrative proceedings affecting each of the Properties; (v) regularly-prepared financial information concerning income and expenses relating to the ownership and operation of each of the Properties for the prior three (3) years; (vi) copies of the Leases and financial information pertaining to the tenants under the Leases; and (vii) all environmental, structural, soils, seismic and other reports, studies or memoranda relating to the Properties, and all other contracts, agreements, or documents of material significance for the Properties.

                  (b) In the event that there are any additional income producing agreements, other than those delivered to the Buyer pursuant to
Section 10.20(a) above, solely relating to the operation of the Properties (i) of which the Seller or the Buyer becomes aware prior to the Closing, the Seller shall promptly deliver such agreements to the Buyer for the Buyer's review and reasonable approval prior to Closing, or (ii) of which the Seller or the Buyer becomes aware after the Closing, the Seller shall promptly delivery such agreements to the Buyer for the Buyer's review and reasonable approval. In the event that the Buyer approves of any such agreements pursuant to subsection (ii) above, then the Seller agrees to transfer its interest in such agreements to the Buyer pursuant to and assignment and assumption agreement approved by both parties.

         SECTION 10.20 INTENT TO TRANSFER INDUSTRIAL PORTFOLIO.

         The Seller acknowledges that its intent hereunder is to transfer to the Buyer all of the industrial properties it currently owns except for the 128,640 square foot building located at 9770 Bell Ranch Road, Santa Fe Springs, California, the 89,760 square foot building located at 12029 Regent View Road, Downey, California, the Seller's corporate headquarters building in Newport Beach, California, and the Seller's non-industrial assets.

         SECTION 10.21 DEFINED TERMS.

                  (a) As used herein, the following terms have the following meanings:

                  "Assumption Agreement" shall mean a reasonable form of assumption agreement as may be required by any Mortgage Lender (including such covenants, representations and warranties as are customarily required by institutional lenders), which form shall be subject to the Buyer's reasonable approval, pursuant to which, in the case of each Loan being assumed by the Buyer, the Buyer shall assume all of the obligations of the Seller under the subject Loan arising on or after the Closing Date, and the Mortgage Lender shall consent to the sale of the subject Property to the Buyer and the assumption of the Loan by the Buyer.

                  "Breach Costs" shall mean the remediation costs arising solely out of a breach of a representation or warranty of the Seller made herein.

                  "Category A Deleted Property" shall mean a Deleted Property the Allocated Value of which shall not count towards the sums set forth in
Section 9.1(c)(v), (vi), (vii) and (viii).

                  "Category B Deleted Property" shall mean a Deleted Property the Allocated Value of which shall count towards the sums set forth in Section 9.1(c)(ix) as set forth in Section 1.8(a).

                  "Code Defects" shall mean the failure of the improvements located on a Property to be in compliance (after consideration of applicable "grandfather" clauses) with applicable federal, state or local law, regulation or ordinances relating to the construction of improvements or operation or use thereof or to health, safety, or access (including, without limitation, building codes, fire sprinklerization requirements and the Americans With Disability Act of 1990) (Title 24 of the California Health and Safety Codes), but excluding any Zoning Defects.

                  "Closing Documents" shall mean all of the documents to be delivered by the parties pursuant to Section 7.3 above.

                  "Deferred Property" shall mean each Property with respect to which the Seller has elected, pursuant to the terms hereof, to cure or restore a Material Adverse Matter or an event or condition giving rise to a Value Diminution, whether such cure or restoration is effected before or after the Closing and whether the sale and purchase of such Deferred Property occurs at or after the Closing.

                  "Deferred Property Deposit" shall mean, with respect to a particular Deferred Property, the amount equal to the product of (i) of the Deposit then retained by the Title Company and (ii) a fraction, the numerator of which is the Allocated Value of such Deferred Property and the denominator of which is the aggregate Allocated Value of all Deferred Properties that have then not been purchased by the Buyer, together with interest on such product from the date of placement of the Deposit into escrow.

                  "Environmental Defect" shall mean any of the following: (i) a condition on, under or about the Property by reason of which such Property is not in compliance with a federal, state or local law, ordinance or regulation applicable to such Property and relating to the existence, storage, disposal, release, emission or discharge of Hazardous Materials or to the protection of human health or the environment (collectively "Environmental Laws"), (ii) the presence of Hazardous Materials on the Property which are likely to cause Buyer to incur future material costs, which would not otherwise be incurred absent such condition, to abate or mitigate the presence of such Hazardous Materials during the course of development or other construction or demolition, in any of the following respects, in a manner that institutional buyers (including without limitation publicly-traded REITs) of properties similar to the Property would require such remediation: (A) remediation of contamination by Hazardous Materials of soil or groundwater on, under or about the Properties at concentrations which do not require immediate action under Environmental Laws,
(B) remediation of underground storage tank systems or other underground installations (including, without limitation, sumps, vaults and piping) containing or formerly containing Hazardous Materials and (C) remediation of asbestos-containing building materials, whether in a friable condition or not; and (iii) Properties occupied by one or more long-term (i.e. holding a lease with three or more years remaining) tenants engaged in one or more of the following activities or businesses: (A) dry cleaning establishments utilizing perchloroethylene (PCE) or similar chlorinated solvents or other businesses utilizing the same substances, (B) operations involving the bulk storage of Hazardous Materials,
(C) operations classified under Environmental Laws as Large Quantity Generators of hazardous waste, and (D) operations that primarily relate to transportation, or the logistics or repair of vehicles used in transportation, where refueling or regular vehicle maintenance is routinely performed on the Property (e.g., where the refueling or maintenance typically takes place on the Property, and not elsewhere), but excluding automotive and truck repair operations.

                  "Fully-Paying Executed Lease" means all tenant leases in effect at Closing other than Non-Paying Leases and other than tenant leases as to which the tenant is more than sixty (60) days delinquent in the payment of rent or other amounts due under such lease.

                  "General Physical Items" shall mean, with respect to the Properties, the roof (consisting of the membrane of the roof, but excluding damage to the plywood if such damage is caused by a Structural Defect), painting, landscaping, parking facilities, windows, doors, seals and the HVAC system, electrical system, lighting system, plumbing system and the non-structural defects elements of the loading facilities.

                  "Loan Documents" shall mean, collectively, with respect to each Loan, the loan documents set forth on EXHIBIT C attached hereto.

                  "Material Adverse Matters" shall mean (i) Environmental Defects, (ii) Code Defects; (iii) Structural Defects, (iv) Title Defects and
(iii) Zoning Defects; provided that in no event will Material Adverse Matters include (A) any non-compliance of the Properties with the Americans With Disabilities Act of 1990, other than any such non-compliance that has been specifically identified and cited to the Seller by a governmental entity, or (B) any General Physical Items.

                  "Mortgage Lenders" shall mean the lenders under the Loans described on EXHIBIT C attached hereto.

                  "Non-Paying Lease" means a tenant lease having a Payment Reduction in effect at Closing other than a tenant lease as to which such tenant is more than sixty (60) days delinquent in the payment of rent or other amounts due under such lease.

                  "Payment Reduction" means, with respect to a Non-Paying Lease, the aggregate amount of reduction in regular rent, operating expenses, taxes and assessments that would be payable by the tenant under such Non-Paying Lease and that is attributable to any post-Closing period, of up to six (6) months, that is afforded to a tenant (i) during an initial period under its lease due to a free rent period, (ii) as a result of a rent abatement, (ii) during the pendency of tenant improvements or (iv) due to the fact that under such lease the tenant does not take possession until a date later than Closing.

                  "Shared Remediation Maximum" shall mean an amount equal to the product of (i) $20,000,000 multiplied by (ii) a fraction, the numerator if which is the difference of Eight Hundred Eighty-Three Million Five Hundred Thousand Dollars ($883,500,000) minus the aggregate Allocated Values of all Deleted Properties, and the denominator of which is Eight Hundred Eighty-Three Million Five Hundred Thousand Dollars ($883,500,000).

                  "Structural Defect" shall mean a defect in the structure of a Property, including, without limitation, a condition of or defect in the structure of the improvements on a Property or condition of or a defect in the soil. "Structure" for the purpose of the foregoing definition means the foundation, soil, exterior walls, interior bearing walls, roof structure, hangers, purlins, beams, other structural members, including, without limitation, braces and other similar items, and structural components and supports for electrical, plumbing, water, and HVAC systems and operating systems. By way of example, "Structural Defect" shall not include, without limitation, (a) the failure of any component of the structure to be suitable for a use for which it was intended when built or installed (provided it is suitable for its current use); (b) any condition which exists by reason of normal wear and tear; or (c) any condition that is a Code Defect, Environmental Defect, Title Defect, General Physical Item or Zoning Defect.

                  "Subsequent Material Adverse Matter" shall mean any event, condition or other matter occurring solely after the Diligence Period that would properly have been the subject of a Defect Letter if such event, condition or other matter had existed and been discovered by the Buyer during the Diligence Period.

                  "Tenant Inducements" shall mean all costs paid or obligations incurred in connection with inducing a tenant to enter into a lease at a Property, including, without limitation, any moving costs, costs in connection with the assumption of a tenants' lease obligations at a location other than the Property and the obligations under such lease, and other payments to or on behalf of a tenant.

                  "Title Defect" shall mean a condition of title to a Property reflecting that the Seller does not hold a fee simple interest therein (other than with respect to a Ground Lease Property) or that the Seller's title is encumbered by liens or encumbrances or other title exceptions having an adverse effect on the value, use, operation or ownership of such Property that would not be acceptable to a reasonably prudent institutional buyer (including, without limitation, publicly-traded REITs) in an arms-length sale at fair market value. In accordance with the foregoing sentence, Title Defect may include, without limitation, an objection based on the legal description, survey with respect to the Property or any condition or exception which causes the Title Company to conclude that it cannot issue any of the endorsements whose numbers are specifically set forth in Section 3.2.

                  "Zoning Defect" shall mean the failure of a Property to be in compliance with federal, state or local laws, rules, regulations or ordinances relating to zoning or land-use matters, including, without limitation, the ability of an owner or occupant of a Property to develop and make a particular use of same; provided, however, that a Property shall not have a Zoning Defect if the improvements (or proposed improvements) thereon and/or use thereof is the subject of a conditional use permit or variance permitting same and the conditions to any such conditional use permit or variance are currently satisfied.

         (b) The following capitalized terms are defined in the corresponding locations:

Acquisition Proposal.............Section 6.5(a)             Major Loss Cure Election.........Section 4.2(a)
Agreement........................Preamble                   Maximum Post-Closing Exposure....Section 2.3(a)
Allocated Values.................Section 1.2(b)             Meeting..........................Section 6.6(b)
Arizona Taxing Authorities.......Section 7.3(a)(7)          Noncash Deposits.................Section 7.5(b)
Assignment of Ground Leases......Section 7.3(a)(4)          Partially-Leased Properties......Section 1.3(f)
Assignment of Leases.............Section 7.3(a)(3)          Partially-Leased Space Shortfall.Section 1.3(f)
Assumption Agreement.............Section 7.3(a)(5)          Partially-Leased Vacant/
                                                                Delinquent Space.............Section 1.3(f)(ii)
Bill of Sale.....................Section 7.3(a)(2)          Partnership Properties...........Section 1.5
Buyer............................Preamble                   Personal Property................Section 1.1
Buyer's Broker...................Section 5.1(b)             Plan.............................Section 1.8(a)
Closing..........................Section 1.2(c)             Properties.......................Section 1.1
Closing Date.....................Section 7.2                Property.........................Section 1.1
Closing Statement................Section 7.3(a)(10)         Proposal.........................Section 6.5(b)
Code.............................Section 2.1(b)             Proxy Statement..................Section 6.6(a)
Conditions of Title..............Section 3.1(b)             Purchase Price...................Section 1.2(b)
Deeds............................Section 3.1(a)             Real Properties..................Section 1.1
Defect Letter....................Section 1.4(a)             Real Property....................Section 1.1
Deposit..........................Section 1.2(a)             Representatives..................Section 10.9
Designation Agreement............Section 7.3(c)             SEC..............................Section 6.6(a)
Development Properties...........Section 1.3(c)             Seller Board.....................Section 6.5(b)
Diligence Period.................Section 1.4(a)             Seller Related Parties...........Section 2.5(a)
Disclosure Items.................Section 2.1                Seller's Broker..................Section 5.1(a)
DOR..............................Section 7.3(a)(7)          Sold Properties..................Section 6.1(i)
Final Date.......................Section 9.1(b)             Spectrum.........................Section 1.3(e)
Fully-Leased Properties..........Section 1.3(d)             Spectrum Leased Space
Hazardous Materials..............Section 2.4(a)(2)             Shortfall.....................Section 1.3(e)
Individual Deferred Property                                Spectrum Vacant/Delinquent Space.Section 1.3(e)(ii)
   Maximum Exposure..............Section 2.3(a)             Superior Proposal................Section 6.5(b)
Intangible Property..............Section 1.1                Supplemental Title Report........Section 3.1(b)
Lease............................Section 1.1                Title Company....................Section 1.2(a)
Leases...........................Section 1.1                Title Policy.....................Section 3.2
Loan Documents...................Section 2.1(e)             Value Diminution.................Section 4.5
Loans............................Section 1.2(c)(1)

The parties hereto have executed this Agreement as of the respective dates written below.


THE BUYER:                             CALWEST INDUSTRIAL PROPERTIES, LLC
                                       a California limited liability company

                                       By:  RREEF America L.L.C.
                                            a Delaware limited liability company
                                       Its: Manager

                                            By:
                                               ---------------------------------
                                            Name:
                                                 -------------------------------
                                            Title:
                                                  ------------------------------
                                            Date:               , 2000
                                                 ---------------


THE SELLER:                            PACIFIC GULF PROPERTIES INC.


                                       By:
                                          --------------------------------------
                                       Its: Chief Executive Officer
                                       Date:                      , 2000
                                            ----------------------

                                       By:
                                          --------------------------------------
                                       Its: Chief Financial Officer
                                       Date:                      , 2000
                                            ----------------------


                                       By:
                                          --------------------------------------
                                       Its: Chief Operating Officer
                                       Date:                      , 2000
                                            ----------------------

                          COUNTERPART SIGNATURE PAGE TO
                         AGREEMENT OF PURCHASE AND SALE
                        DATED AS OF ____________ __, 2000
                                 (TITLE COMPANY)


         Title Company agrees to act as escrow holder and title company in accordance with the terms of this Agreement and to act as the Reporting Person in accordance with Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder.


                                          FIRST AMERICAN TITLE INSURANCE COMPANY
                                          OF WALNUT CREEK, CALIFORNIA


                                          By:
                                              ----------------------------------

                                          Its:
                                              ----------------------------------

                                          Date:                    , 2000
                                                 ------------------

                         LIST OF EXHIBITS AND SCHEDULES

                                    EXHIBITS



         Exhibit A      Real Property Description

         Exhibit A-1    Allocated Values

         Exhibit A-2    Partnership Property Prices

         Exhibit B      List of Ground Leases

         Exhibit C      Loans

         Exhibit D      Agreed Upon purchase price for Development Properties;
                        Summary of Development Costs

         Exhibit E      Pro Forma Rent, Term, Leasing Commission and Tenant
                        Improvement Summary

         Exhibit F      List of Tenant Leases

         Exhibit G-1    California Grant Deed

         Exhibit G-2    Washington Special Warranty Deed

         Exhibit G-3    Nevada Special Warranty Deed

         Exhibit G-4    Arizona Special Warranty Deed

         Exhibit G-5    Oregon Special Warranty Deed

         Exhibit H      Tenant Estoppel Certificate

         Exhibit I      Bill of Sale

         Exhibit J      Assignment of Leases, Service Contracts and Warranties

                                    SCHEDULES

         Schedule 1     Disclosure Items